                                                                   Exhibit 10.1




                                CREDIT AGREEMENT



                           Dated as of August 7, 1998


                                      among


                               PENTON MEDIA, INC.,

                                       and

                              PENTON MEDIA LIMITED,

                                  as Borrowers,


                            THE SUBSIDIARY GUARANTORS
                         FROM TIME TO TIME PARTY HERETO,


                                   THE LENDERS
                         FROM TIME TO TIME PARTY HERETO,


                           KEY CORPORATE CAPITAL INC.,
                                  as Co-Agent,


                                       and


                           FIRST UNION NATIONAL BANK,
                             as Administrative Agent

                                TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----

SECTION 1. DEFINITIONS......................................................................1
         1.1 Defined Terms..................................................................1
         1.2 Other Definitional Provisions.................................................21
         1.3 Accounting Terms..............................................................22

SECTION 2. THE LOANS; AMOUNT AND TERMS.....................................................22
         2.1 Revolving Loans...............................................................22
         2.2 Foreign Currency Loan Subfacility.............................................25
         2.3 Default Rate..................................................................26
         2.4 Extension and Conversion......................................................27
         2.5 Reductions and Increase in Commitments and Prepayments........................27
         2.6 Replacement of Lenders under Certain Circumstances............................29
         2.7 Fees..........................................................................30
         2.8 Eurocurrency Reserve Compensation.............................................30
         2.9 Capital Adequacy..............................................................30
         2.10 Unavailability...............................................................31
         2.11 Illegality...................................................................31
         2.12 Requirements of Law..........................................................32
         2.13 Taxes........................................................................34
         2.14 Indemnity....................................................................37
         2.15 Pro Rata Treatment...........................................................37
         2.16 Sharing of Payments..........................................................38
         2.17 Payments, Computations, Etc..................................................39
         2.18 Change of Currency...........................................................41

SECTION 3. REPRESENTATIONS AND WARRANTIES..................................................42
         3.1 Financial Condition...........................................................42
         3.2 No Change.....................................................................42
         3.3 Existence; Compliance with Law................................................42
         3.4 Power; Authorization; Enforceable Obligations.................................42
         3.5 No Legal Bar; No Default......................................................43
         3.6 No Material Litigation........................................................43
         3.7 Investment Company Act........................................................44
         3.8 Federal Regulations...........................................................44
         3.9 ERISA.........................................................................44
         3.10 Environmental Matters........................................................44
         3.11 Purpose of Loan..............................................................45
         3.12 Subsidiaries.................................................................46
         3.13 Intellectual Property Rights.................................................46
         3.14 No Burdensome Restrictions...................................................47
         3.15 Taxes........................................................................47


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
         3.16 No Interest in Real Estate...................................................47

SECTION 4. CONDITIONS PRECEDENT............................................................47
         4.1 Conditions to Closing Date....................................................47
         4.2 Conditions to All Loans.......................................................50

SECTION 5.  AFFIRMATIVE COVENANTS..........................................................50
         5.1 Financial Statements..........................................................50
         5.2 Certificates; Other Information...............................................51
         5.3 Payment of Obligations........................................................52
         5.4 Conduct of Business and Maintenance of Existence..............................52
         5.5 Maintenance of Property; Insurance............................................52
         5.6 Inspection of Property; Books and Records; Discussions........................53
         5.7 Certain Notices...............................................................53
         5.8 Environmental Laws............................................................54
         5.9 Financial Covenants...........................................................54
         5.10 Covenants Regarding Patents, Trademarks and Copyrights.......................55
         5.11 Fees, Etc....................................................................55
         5.12 Subsidiaries.................................................................55
         5.13 Payment of Taxes and Other Indebtedness......................................56
         5.14 Year 2000 Compatibility......................................................56

SECTION 6.  NEGATIVE COVENANTS.............................................................56
         6.1 Indebtedness..................................................................56
         6.2 Liens.........................................................................57
         6.3 Guaranty Obligations..........................................................58
         6.4 Lines of Business.............................................................58
         6.5 Consolidation, Merger, Sale or Purchase of Assets, etc........................58
         6.6 Advances, Investments and Loans...............................................59
         6.7 Transactions with Affiliates..................................................59
         6.8 Ownership of Subsidiaries.....................................................60
         6.9 Fiscal Year...................................................................60
         6.10 Prepayments of Indebtedness, etc.............................................60
         6.11 Restricted Payments..........................................................60
         6.12 Partnership and Corporate Documents..........................................61

SECTION 7. EVENTS OF DEFAULT...............................................................61

SECTION 8. THE ADMINISTRATIVE AGENT........................................................64
         8.1 Appointment...................................................................64
         8.2 Delegation of Duties..........................................................64
         8.3 Exculpatory Provisions........................................................64
         8.4 Reliance by Administrative Agent..............................................65
         8.5 Notice of Default.............................................................65
         8.6 Non-Reliance on Administrative Agent and Other Lenders........................66

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
         8.7 Indemnification...............................................................66
         8.8 Administrative Agent in Its Individual Capacity...............................67
         8.9 Successor Administrative Agent................................................67

SECTION 9. MISCELLANEOUS...................................................................67
         9.1 Amendments, Waivers and Release of Collateral.................................67
         9.2 Notices.......................................................................68
         9.3 No Waiver; Cumulative Remedies................................................69
         9.4 Survival of Representations and Warranties....................................70
         9.5 Payment of Expenses and Taxes.................................................70
         9.6 Successors and Assigns; Participations; Purchasing Lenders....................71
         9.7 Adjustments; Set-off..........................................................74
         9.8 Table of Contents and Section Headings........................................75
         9.9 Counterparts..................................................................75
         9.10 Severability.................................................................75
         9.11 Integration..................................................................75
         9.12 Governing Law................................................................75
         9.13 Consent to Jurisdiction and Service of Process...............................76
         9.14 Arbitration..................................................................76
         9.15 Confidentiality..............................................................77
         9.16 Acknowledgments..............................................................78

SECTION 10.  GUARANTY......................................................................78
         10.1 The Guaranty.................................................................78
         10.2 Bankruptcy...................................................................79
         10.3 Nature of Liability..........................................................79
         10.4 Independent Obligation.......................................................80
         10.5 Authorization................................................................80
         10.6 Reliance.....................................................................80
         10.7 Waiver.......................................................................80
         10.8 Limitation on Enforcement....................................................82
         10.9 Confirmation of Payment......................................................82

                    Schedules
                    ---------

         Schedule 1.1               Schedule of Existing Liens.
         Schedule 2.1 (a)           Schedule of Lenders and Commitments
         Schedule 2.1 (b)(i)        Form of Notice of Borrowing/Revolving Loans
         Schedule 2.1 (b)(iii)      Form of Notice of Account Designation
         Schedule 2.2 (b)(i)        Form of Notice of Borrowing/Foreign Currency Loans
         Schedule 2.1 (e)           Form of Revolving Note
         Schedule 2.2 (d)           MLA Cost
         Schedule 2.4               Form of Notice of Conversion/Extension
         Schedule 3.6               Litigation
         Schedule 3.12              Subsidiaries
         Schedule 3.13              Intellectual Property
         Schedule 3.16              Real Property
         Schedule 4.1 (d)           Form of Secretary's Certificate
         Schedule 4.1 (f)(ii)       Form of Solvency Certificate
         Schedule 5.12              Form of Joinder Agreement
         Schedule 6.1 (b)           Indebtedness
         Schedule 9.6 (c)           Form of Commitment Transfer Supplement

                                CREDIT AGREEMENT



         CREDIT AGREEMENT, dated as of August 7, 1998, among PENTON MEDIA, INC., a Delaware corporation ("PENTON USA"), and PENTON MEDIA LIMITED, an English limited liability company ("PENTON UK") (Penton USA and Penton UK being each a "BORROWER", and collectively, the "BORROWERS"), the subsidiaries of the Borrowers listed on the signature pages hereto and such other subsidiaries of the Borrowers as may from time to time become guarantors in accordance with the provisions hereof (each a "SUBSIDIARY Guarantor", and collectively, the "SUBSIDIARY GUARANTORS"), the several banks, financial institutions and other investors from time to time parties to this Agreement (the "LENDERS"), KEY CORPORATE CAPITAL INC., as Co-Agent, and FIRST UNION NATIONAL BANK, as administrative agent for the Lenders (in such capacity, the "AGENT" or the "ADMINISTRATIVE AGENT").


                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Borrowers have requested the Lenders to make revolving loans in an amount up to $75,000,000 as more particularly described herein;

         WHEREAS, the Lenders are willing to make such loans on the terms and conditions contained herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:


                             SECTION 1. DEFINITIONS

         1.1      DEFINED TERMS.

         As used in this Agreement, terms defined in the preamble to this Agreement have the meanings therein indicated, and the following terms have the following meanings:

                  "ACQUIRED ASSETS": the assets and/or stock of DM Publishing to be acquired pursuant to the Combination Agreement.

                  "ACQUISITION": the acquisition by either Borrower (or one of such Borrower's wholly-owned Subsidiaries) of the Acquired Assets pursuant to the Combination Agreement.

                  "ADJUSTED EBITDA": of any Person for any period, EBITDA for such period ("UNADJUSTED EBITDA") PLUS (i) if such Person made any acquisition permitted by

         Section 6.5(b) during such period, EBITDA generated from such acquisitions ("Acquired EBITDA") as if such acquisitions occurred at the beginning of the applicable period except to the extent such Acquired EBITDA has already been included in the calculation of Unadjusted EBITDA for such period, MINUS (ii) if such Person has sold or otherwise divested any businesses permitted by Section 6.5(a) during such period, EBITDA generated from such sold or divested businesses as if such sales or divestitures occurred at the beginning of the applicable period.

                  "AFFILIATE": as to any Person, any other Person (excluding any Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be "controlled by" a Person if such Person possesses, directly or indirectly, power either (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                  "AGGREGATE REVOLVING COMMITTED AMOUNT": the aggregate amount of all of the Revolving Commitments in effect from time to time, as reduced from time to time as provided in Section 2.5.

                  "AGREEMENT" OR "CREDIT AGREEMENT": this Credit Agreement, as amended, supplemented or modified from time to time in accordance with its terms.

                  "APPLICABLE COMMITMENT FEE PERCENTAGE": for any day, the rate per annum set forth below opposite the applicable Leverage Ratio then in effect:

                 ===========================================================
                            Leverage
                             Ratio                                Percentage
                 -----------------------------------------------------------
                                greater than 3.00                     0.250%
                 -----------------------------------------------------------
                  less than or equal to 3.00 but greater than 2.50   0.1875%
                 -----------------------------------------------------------
                          less than or equal to 2.50                  0.125%
                 ============================================================

         The Applicable Commitment Fee Percentage shall, in each case, be determined and adjusted (a) quarterly on the date three (3) Business Days after the date of receipt by the Administrative Agent of the quarterly compliance certificate and financial information provided in accordance with Sections 5.1(b) and 5.2(b) and (b) on each date that the Borrowers make an acquisition pursuant to Section 6.5(b) (iii) hereof (each a COMMITMENT FEE DETERMINATION DATE").

         Such Applicable Commitment Fee Percentage shall be effective from such Commitment Fee Determination Date until the next such Commitment Fee Determination Date. The initial Applicable Commitment Fee Percentage shall be 0.125% until the first Commitment Fee Determination Date occurring after Closing Date.

                  "APPLICABLE INTEREST RATE PERCENTAGE": for any day, the rate per annum set forth below as the "Eurocurrency Margin" opposite the applicable Leverage Ratio then in effect:


          =================================================================
                           Leverage                        Eurocurrency
                             Ratio                            Margin
          -----------------------------------------------------------------
           greater than 3.00                                  .875%
          -----------------------------------------------------------------
           less than or equal to 3.00 but greater than 2.50   .750%
          -----------------------------------------------------------------
           less than or equal to 2.50 but greater than 2.00   .625%
          -----------------------------------------------------------------
           less than or equal to 2.00                         .500%
          =================================================================

         The Applicable Interest Rate Percentage shall, in each case, be determined and adjusted (a) quarterly on the date three (3) Business Days after the date of receipt by the Administrative Agent of the quarterly compliance certificate and financial information provided in accordance with Sections 5.1(b) and 5.2(b) and (b) on each date that the Borrowers make an acquisition pursuant to Section 6.5(b) (iii) hereof (each an "INTEREST DETERMINATION DATE").

         Such Applicable Interest Rate Percentage shall be effective from such Interest Determination Date until the next such Interest Determination Date. The initial Applicable Interest Rate Percentage shall be 0.50% until the first Interest Determination Date occurring after the Closing Date.

                  "ASSET DISPOSITION": any sale, lease, transfer or other disposition (including any such transaction effected by way of merger, amalgamation or consolidation) by either of the Borrowers or any of such Borrower's Subsidiaries subsequent to the Closing Date of any asset (including stock or other equity interests in Subsidiaries of a Borrower), including without limitation any sale leaseback transaction (whether or not involving a Capital Lease), but excluding Specified Sales.

                  "AUTHORIZED SIGNATORY": the Chief Executive Officer, President, Chief Financial Officer, Senior Vice President or Secretary of a Borrower or any director of Penton UK and such other senior personnel of a Borrower as may be hereafter duly authorized and designated in writing to execute documents, agreements and instruments on such Borrower's behalf.

                  "BANKRUPTCY CODE": the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

                  "BASE RATE": for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "PRIME RATE" shall mean, at any time, the rate of interest per annum publicly announced from time to time by First Union at its principal office in Charlotte, North Carolina as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by First Union as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks; and "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published on the next succeeding Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive in the absence of manifest error) that it is unable to ascertain the Federal Funds Effective Rate, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the opening of business on the date of such change.

                  "BASE RATE LOANS": Revolving Loans that bear interest at an interest rate based on the Base Rate.

                  "BORROWER" AND "BORROWERS": such terms as defined in the first paragraph of this Agreement.

                  "BORROWING DATE": in respect of any Loan, the date such Loan is made.

                  "BUSINESS": such term as defined in Section 3.10(b).

                  "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or Cleveland, Ohio are authorized or required by law to close; PROVIDED, HOWEVER, that when used in connection with a rate determination, borrowing or payment in respect of a Eurocurrency Loan, the term "Business Day" shall also exclude any day on which banks in London, England are not open for dealings in Dollar deposits in the London interbank market.

                  "CAPITAL LEASE": any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

                  "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests (including partnership and limited liability company interests) in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "CASH EQUIVALENTS": (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition ("GOVERNMENT OBLIGATIONS"), (ii) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit denominated in Dollars or the Foreign Currency of (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (z) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "APPROVED BANK"), in each case with maturities of not more than 364 days from the date of acquisition, (iii) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition,
         (iv) repurchase agreements with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America, (v) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment, (vi) auction preferred stock rated in the highest short-term credit rating category by S&P or Moody's and
         (vii) U.S. dollar denominated time and demand deposit accounts or money market accounts with those domestic banks meeting the requirements of item (y) or (z) of clause (ii) above and any other domestic commercial banks insured by the FDIC with an aggregate balance not to exceed $100,000 in the aggregate at any time at any such bank.

                  "CHANGE OF CONTROL": any of the following events: (a) any "person" or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) has become, directly or indirectly, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), by way of merger, consolidation or otherwise, of 30% or more of the voting power of the Voting Stock of the Borrowers on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Borrowers (whether or not such securities are then currently convertible or exercisable), other than pursuant to the Stock Distribution, or (b) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the board of directors of the Borrowers cease for any reason to constitute a majority of the directors of the Borrowers then in office unless such new directors were elected by the directors of the Borrowers who constituted the board of directors of the Borrowers at the beginning of such period.

                  "CLOSING DATE": the date of this Agreement, being also the date on which each of the conditions specified in Section 4.1 are satisfied in full or waived in accordance with this Agreement.

                  "CODE": the Internal Revenue Code of 1986, as amended from time to time.

                  "COMBINATION AGREEMENT": the agreement among Penton USA, its acquisition subsidiary, DM Publishing, Pittway, William C. Donohue, and John J. Meehan dated May 21, 1998.

                  "COMMITMENT FEE: such term as defined in Section 2.7.

                  "COMMITMENT LETTER": the letter agreement dated as of July 28, 1998, together with the related term sheet, among the Borrowers, First Union and First Union Capital Markets.

                  "COMMITMENT PERIOD": the period from and including the Closing Date to but not including the Termination Date.

                  "COMMITMENT TRANSFER SUPPLEMENT": a Commitment Transfer Supplement, substantially in the form of SCHEDULE 9.6(C).

                  "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with a Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes a Borrower and which is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and
         Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  "CONSOLIDATED ADJUSTED EBITDA": Adjusted EBITDA of the Borrowers and their Subsidiaries on a consolidated basis determined in accordance with GAAP.

                  "CONSOLIDATED EBITDA": EBITDA of the Borrowers and their Subsidiaries on a consolidated basis determined in accordance with GAAP.

                  "CONSOLIDATED INTEREST EXPENSE": Interest Expense of the Borrowers and their Subsidiaries on a consolidated basis determined in accordance with GAAP.

                  "CONSOLIDATED TOTAL FUNDED DEBT": Total Funded Debt of the Borrowers and their Subsidiaries on a consolidated basis determined in accordance with GAAP.

                  "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any material agreement, instrument or undertaking to which such Person is a party or by which it or any of its material property is bound.

                  "COPYRIGHTS": (i) all copyrights in all works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in SCHEDULE 3.13 to the Credit Agreement, and (ii) all renewals thereof.

                  "CREDIT DOCUMENTS": this Agreement, each of the Notes and the Joinder Agreements.

                  "CREDIT PARTIES": collectively, the Borrowers and the Guarantors.

                  "CURRENT MATURITIES OF TOTAL FUNDED DEBT" means, at any time and with respect to any item of Total Funded Debt, the portion of such Total Funded Debt outstanding at such time which by the terms of such Total Funded Debt or the terms of any instrument or agreement relating thereto is due on demand or within one year from such time (whether by sinking fund, other required prepayment or final payment at maturity), and is not directly or indirectly renewable, extendible or refundable at the option of the obligor under an agreement or firm commitment in effect at such time to a date one year or more from such time.

                  "DEFAULT": any of the events specified in Section 7, whether or not any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

                  "DEFAULTING LENDER": at any time, any Lender that, at such time (a) has failed to make a Loan required pursuant to the terms of this Agreement, (b) has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Agreement, or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

                  "DETERMINATION DATE" means:

                           (a) in connection with the origination of any new
                  Loan, the Business Day which is the earliest of the date such Loan is extended or the date the rate is set, as applicable;

                           (b) in connection with any extension or conversion or
                  continuation of an existing Loan, the Business Day which is the earlier of the date such credit is extended, converted or continued, or the date the rate is set, as applicable, in connection with any extension, conversion or continuation; or

                           (c) the date of any reduction of the Revolving
                  Committed Amount pursuant to the terms of Section 2.5; and

         in addition to the foregoing, such additional dates not more frequently than once a month as may be determined by the Agent.

                  "DM PUBLISHING": Donohue Meehan Publishing Company, an Illinois corporation.

                  "DOLLAR AMOUNT": (a) with respect to Dollars or an amount denominated in Dollars, such amount and (b) with respect to an amount of Foreign Currency or an amount denominated in such Foreign Currency, the Dollar Equivalent of such amount on the applicable date contemplated in this Credit Agreement.

                  "DOLLAR EQUIVALENT": on any date, with respect to an amount denominated in a Foreign Currency, the amount of Dollars into which the Agent could, in accordance with its practice from time to time in the interbank foreign exchange market, convert such amount of such Foreign Currency at its spot rate of exchange (inclusive of all reasonable related costs of conversion, if any are actually incurred) applicable to the relevant transaction at or about 10:00 A.M., Charlotte, North Carolina time, on such date.

                  "DOLLARS" and "$": dollars in lawful currency of the United States of America.

                  "DOMESTIC LENDING OFFICE": initially, the office of each Lender designated as such Lender's Domestic Lending Office shown on
         SCHEDULE 2.1(A); and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and Penton USA as the office of such Lender at which Base Rate Loans of such Lender are to be made.

                  "EBITDA": of any Person for any period, net income for such period, PLUS (i) Interest Expense to the extent deducted in determining such net income, PLUS (ii) depreciation, amortization and all other non-cash charges deducted in determining such net income, all determined in accordance with GAAP consistently applied, MINUS (iii) extraordinary income (including, for purposes hereof, gain from the sale of assets in the ordinary course of business, such as obsolete equipment), PLUS (iv) extraordinary expenses (including, for purposes hereof, loss from the sale of the assets in the ordinary course of business, such as obsolete equipment), PLUS (v) taxes to the extent deducted to determine net income.

                  "ENVIRONMENTAL LAWS": any and all applicable foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority or other Requirement of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time be in effect during the term of this Agreement.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "EUROCURRENCY LENDING OFFICE": initially, the office of each Lender designated as such Lender's Eurocurrency Lending Office shown on
         SCHEDULE 2.1(A); and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrowers as the office of such Lender at which the Eurocurrency Loans of such Lender are to be made.

                  "EUROCURRENCY LOAN": any Loan bearing interest at a rate determined by reference to the Eurocurrency Rate.

                  "EUROCURRENCY RATE": for any Eurocurrency Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) appearing on Telerate Page 3750 (or any successor page) as London interbank offered rate for deposits in Dollars or the applicable Foreign Currency, as appropriate, at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurocurrency Rate" shall mean, for any Eurocurrency Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars or the applicable Foreign Currency, as appropriate, at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED, HOWEVER, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

                  "EUROCURRENCY RESERVE PERCENTAGE": for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System ( or other applicable authority or any successor thereof), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to

         Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurocurrency Loans is determined), whether or not Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurocurrency Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurocurrency Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Percentage.

                  "EVENT OF DEFAULT": any of the events specified in Section 7; PROVIDED, HOWEVER, that any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

                  "FACILITY FEE": such term as defined in Section 2.7.

                  "FEDERAL FUNDS EFFECTIVE RATE": such term as defined in the definition of "Base Rate".

                  "FEES": the Commitment Fees, the Facility Fee, the Agent Fee and such other fees as may from time to time become due and owing hereunder.

                  "FIRST UNION": First Union National Bank, a national banking association.

                  "FOREIGN CURRENCY": British Pounds Sterling and such other currency as agreed to between the Borrowers and all the Lenders.

                  "FOREIGN CURRENCY EQUIVALENT": on any date, with respect to an amount denominated in Dollars, the amount of the applicable Foreign Currency into which the Agent could, in accordance with its practice from time to time in the interbank foreign exchange market, convert such amount of Dollars at its spot rate of exchange (inclusive of all reasonable related costs of conversion, if any are actually incurred) applicable to the relevant transaction at or about 10:00 A.M., Charlotte, North Carolina time, on such date.

                  "FOREIGN CURRENCY LOANS": shall have the meaning assigned to such term in Section 2.2(a).

                  "GAAP": generally accepted accounting principles in effect in the United States of America applied on a consistent basis, SUBJECT, HOWEVER, in the case of determination of compliance with the financial covenants set out in Section 5.9 to the provisions of Section 1.3.

                  "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "GUARANTEE OBLIGATION": as to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrowers in good faith.

                  "GUARANTORS": Penton USA and any and all Subsidiaries of the Borrowers identified as a "Subsidiary Guarantor" on the signature pages hereto and any Subsidiary organized under the laws of any state of the United States of America acquired or formed subsequent to the Closing Date.

                  "INDEBTEDNESS": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities and other normal accrued liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Capital Leases, (d) all obligations of such Person in respect of bankers' acceptances issued or created for the account of such Person, (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (other than liabilities securing carriers', warehousemen's, mechanics', repairmen's or other like nonconsensual statutory Liens arising in the ordinary course of business), (f) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (g) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements (other than supply agreements and other similar arrangements entered into in the ordinary course of business), (h) all Guarantee Obligations of such Person, (i) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, and (j) the maximum amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent not theretofore reimbursed). For purposes of this Agreement, Indebtedness shall not include any Indebtedness owing by a Borrower to any of its Subsidiaries or by any Subsidiary of a Borrower to such Borrower or by any Subsidiary of a Borrower to any other Subsidiary of such Borrower or any contingent obligation in respect thereof. It is understood and agreed that the amount of any Indebtedness described in clause (e) shall be the lower of the amount of the obligation or the fair market value of the collateral securing such obligation, and the amount of any obligation described in clause (i) shall be the termination payments that would be required to be paid to a counterparty upon early termination (in accordance with customary industry standards) rather than any notional amount with regard to which payments may be calculated.

                  "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

                  "INSOLVENT": pertaining to a condition of Insolvency.

                  "INTELLECTUAL PROPERTY": such term as defined in Section 3.13.

                  "INTEREST COVERAGE RATIO": as of the last day of any fiscal quarter, the ratio of Consolidated Adjusted EBITDA for the four (4) consecutive quarters then ending to Consolidated Interest Expense for the four (4) consecutive quarters then ending.

                  "INTEREST EXPENSE": for any Person for any period, the sum of all interest and fee expense including amortization of debt discount and premium and the interest component under Capital Leases for such Person; PROVIDED that there shall be added to and included in Interest Expense for purposes hereof the net amount payable (other than amounts payable in respect of up-front or one-time fees, which shall be excluded from Interest Expense) by such Person in respect of any Interest Protection Agreement and Interest

         Expense shall be reduced by the net amount receivable by such Person under any Interest Protection Agreement in respect of such period.

                  "INTEREST PAYMENT DATE": (a) as to any Base Rate Loan, the last Business Day of each March, June, September and December to occur while such Loan is outstanding, (b) as to any Eurocurrency Loan having an Interest Period of three months or less, the last day of such Interest Period and (c) as to any Eurocurrency Loan having an Interest Period longer than three months, each day which is three months after the first day of such Interest Period and the last day of such Interest Period.

                  "INTEREST PERIOD":  with respect to any Eurocurrency Loan,

                         (i) initially, the period commencing on the Borrowing
                  Date or conversion date, as the case may be, with respect to such Eurocurrency Loan and ending one, two, three or six months thereafter, as selected by any Borrower in the notice of borrowing or notice of conversion given with respect thereto; and

                        (ii) thereafter, each period commencing on the last day
                  of the immediately preceding Interest Period applicable to such Eurocurrency Loan and ending one, two, three or six months thereafter, as selected by any Borrower by irrevocable notice to the Administrative Agent in the notice of conversion given with respect thereto;

         PROVIDED that the foregoing provisions are subject to the following:

                                    (A) if any Interest Period pertaining to a
                           Eurocurrency Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                                    (B) any Interest Period pertaining to a
                           Eurocurrency Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month;

                                    (C) if the Borrowers shall fail to give
                           notice as provided above, the Borrowers shall be deemed to have selected a Eurocurrency Loan with an Interest Period of one month to replace the affected Eurocurrency Loan as provided in Section 2.4; and

                                    (D) any Interest Period in respect of any
                           Revolving Loan that would otherwise extend beyond the Termination Date shall end on the Termination Date.

                  "INTEREST PROTECTION AGREEMENT": any interest rate protection agreement or interest rate future, option, cap, collar or other hedging arrangement.

                  "JOINDER AGREEMENT": a Joinder Agreement substantially in the form of SCHEDULE 5.12, executed and delivered by a Subsidiary in accordance with the provisions of Section 5.12.

                  "LENDERS": such term as defined in the first paragraph of this Agreement.

                  "LEVERAGE RATIO": as of the last day of any fiscal quarter, the ratio (x) of Consolidated Total Funded Debt as of the last day of such fiscal quarter to (y) Consolidated Adjusted EBITDA for the four
         (4) consecutive fiscal quarters then ending.

                  "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

                  "LOAN" OR "LOANS": any Revolving Loans, Foreign Currency Loans or Base Rate Loans.

                  "MAJORITY LENDERS": Lenders holding in the aggregate more than 66 2/3% of the sum of (i) all Loans then outstanding at such time and
         (ii) the aggregate unused Revolving Commitments at such time; PROVIDED, HOWEVER, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Majority Lenders those Loans owing to such Defaulting Lender and such Defaulting Lender's Revolving Commitments, or after termination of the Revolving Commitments, the principal balance of the Loans owing to such Defaulting Lender.

                  "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the business, operations, property, or condition (financial or otherwise) of the Borrowers and their Subsidiaries taken as a whole,
         (b) the ability of the Borrowers and their Subsidiaries to perform their Obligations under this Agreement or any of the Notes or (c) the validity or enforceability of this Agreement, any of the Notes or any of the other Credit Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

                  "MATERIALS OF ENVIRONMENTAL CONCERN": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "MLA COST": an addition to the interest rate on a Loan to compensate any Lender for the cost imputed to a Lender in respect of any Loan made in British Pounds Sterling during the term of any Loan made in British Pounds Sterling resulting from the imposition from time to time under or pursuant to the Bank of England Act [of] 1998 (the "Act") and/or by the Bank of England and/or the Financial Services Authority (the "FSA") (or other United Kingdom governmental authorities or agencies) of a requirement to place non-interest-bearing cash ratio deposits or Special Deposits (whether interest bearing or not) with the Bank of England and/or pay fees to the FSA calculated by reference to liabilities used to fund the Loan made in British Pounds Sterling, as determined in accordance with SCHEDULE 2.2(D).

                  "MOODY'S": Moody's Investors Service, Inc.

                  "MULTIEMPLOYER PLAN": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "NON-EXCLUDED TAXES": such term as defined in Section 2.13.

                  "NOTE" or "NOTES": a Revolving Note or the Revolving Notes, as appropriate.

                  "NOTICE OF ACCOUNT DESIGNATION": such term as defined in
         Section 2.1(b)(iii).

                  "NOTICE OF BORROWING": a written notice of borrowing in substantially the form of SCHEDULE 2.1(B)(I), as required by Section 2.1(b)(i) in the case of Revolving Loans and SCHEDULE 2.2(B)(I) as required by Section 2.2(b)(i) in the case of Foreign Currency Loans.

                  "NOTICE OF CONVERSION": the written notice of extension or conversion in substantially the form of SCHEDULE 2.4, as required by
         Section 2.4.

                  "OBLIGATIONS": without duplication, (i) all of the obligations of the Credit Parties to the Lenders and the Agent, whenever arising, under this Agreement, the Notes or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a filing of a petition of bankruptcy under the Bankruptcy Code with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (ii) all liabilities and obligations, whenever arising, owing from the Borrowers or any of their Subsidiaries to any Lender, or any affiliate of a Lender, arising under any Interest Rate Protection Agreement.

                  "PARTICIPANT": such term as defined in Section 9.6(b).

                  "PATENTS": (i) all letters patent of the United States or any other country, now existing or hereafter arising, and all improvement patents, reissues, reexaminations, patents of additions, renewals and extensions thereof, including, without limitation, any thereof referred to in SCHEDULE 3.13 to the Credit Agreement, and (ii) all applications for letters patent of the United States or any other country, now existing or hereafter arising, and all provisionals, divisions, continuations and continuations-in-part and substitutes thereof, including, without limitation, any thereof referred to in SCHEDULE 3.13 to the Credit Agreement.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "PERMITTED ACQUISITION": such term as defined in Section 6.5(b)(iii).

                  "PERMITTED INVESTMENTS": (i) cash and Cash Equivalents, (ii) receivables owing to the Borrowers or any of their Subsidiaries or any receivables and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (iii) loans and/or investments in and to the Borrowers or any of their Subsidiaries, (iv) investments (including debt obligations, stock, securities or other property) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business, (v) investments, acquisitions or transactions permitted under Section 6.5(b), (vi) loans and advances to employees for business-related travel expenses, costs of replacement homes and similar expenses, in each case incurred in the ordinary course of business, (vii) investments in Interest Protection Agreements other than for speculative purposes and (viii) any endorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the ordinary course of business. As used herein, "INVESTMENT" means all investments, in cash or by delivery of property made, directly or indirectly in, to or from any Person, whether by acquisition of shares of capital stock or partnership interest or other equity interest, property, assets, indebtedness or other obligations or securities or by loan advance, capital contribution or otherwise.

                  "PERMITTED LIENS":

                           (i) Liens created by or otherwise existing under or
                  in connection with this Agreement or the other Credit Documents in favor of the Administrative Agent for the benefit of the Lenders;

                           (ii) Liens on assets securing purchase money
                  indebtedness and Capital Leases (and refinancings thereof) to the extent permitted under subsection (d) of

                  Section 6.1 and Liens existing on the date hereof and described on SCHEDULE 1.1 (together with any replacement, extension or renewal of any such Liens);

                           (iii) Liens for taxes, assessments, charges or other
                  governmental levies not yet due or as to which the period of grace (not to exceed 60 days), if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings, PROVIDED that adequate reserves with respect thereto are maintained on the books of the Borrowers or any of their Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Subsidiaries with significant operations outside of the United States of America, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

                           (iv) carriers', warehousemen's, mechanics',
                  materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                           (v) pledges or deposits in connection with workers'
                  compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                           (vi) deposits to secure the performance of bids,
                  trade contracts, (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                           (vii) Liens in connection with attachments or
                  judgments (including judgment or appeal bonds), provided that the judgments secured shall, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 60 days after the expiration of any such stay;

                           (viii) easements, rights-of-way, restrictions
                  (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purpose;

                           (ix) leases or subleases of real property granted to
                  others not interfering in any material respect with the business of the Borrowers or any of their Subsidiaries;

                           (x) any extension, renewal or replacement (or
                  successive extensions, renewals or replacements) , in whole or in part, of any Lien referred to in the foregoing clauses; PROVIDED that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property); and

                           (xi) Liens existing on assets or property at the time
                  acquired in connection with a Permitted Acquisition and not incurred as a result of, or in connection with or in anticipation of such Permitted Acquisition; provided that (A) the principal amount of the Indebtedness secured by any such Lien immediately prior to such Permitted Acquisition is not increased or the maturity thereof reduced, (B) any such Lien is not extended to any other property and (C) immediately after such Permitted Acquisition, no Default or Event of Default would exist.

                  "PERSON": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "PITTWAY": Pittway Corporation, a Delaware corporation.

                  "PLAN": at any particular time, any employee benefit plan which is covered by Title IV of ERISA and in respect of which a Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to
         be) an "employer" as defined in Section 3(5) of ERISA.

                  "PRIME RATE": such term as defined in the definition of Base Rate.

                  "PROPERTIES": such term as defined in Section 3.10(a).

                  "PURCHASING LENDERS": such term as defined in Section 9.6(c).

                  "RECOVERY EVENT": the receipt by the Borrowers or any of their Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any property or assets of the Borrowers or any of their Subsidiaries.

                  "REGISTER": such term as defined in Section 9.6(d).

                  "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

                  "REPORTABLE EVENT": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period has been waived pursuant to regulations promulgated by the PBGC.

                  "REQUIREMENT OF LAW": as to any Person, the Certificate of Incorporation and By-laws, partnership agreement, operating agreement or other organizational or governing documents of such Person, and each law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its material property is subject.

                  "RESTRICTED PAYMENT": (i) any payment by the Borrowers or any of their Subsidiaries of a payment, distribution or dividend (other than a dividend or distribution payable solely in stock or equity interest of a Borrower) on, or any payment on account of the purchase, redemption, defeasance or retirement of, or any other distribution on, any partnership interest, limited liability company interest, share of any class of stock or other ownership interest in the Borrowers or any of their Subsidiaries (including any such payment or distribution in cash or in property or obligations of a Borrower or any of its Subsidiaries), (ii) any loan or advance by a Borrower or any of its Subsidiaries to any Affiliate of a Borrower or any of its Subsidiaries other than as permitted by Sections 6.6 or 6.7, or (iii) the payment by a Borrower or any of its Subsidiaries of any management or administrative fee to any Affiliate of the Borrower or any of its Subsidiaries or of any salary, bonus or other form of compensation other than in the ordinary course of business to any Person who is a significant partner, shareholder, member, owner or executive officer of any such Affiliate other than as permitted by Section 6.7.

                  "REVOLVING COMMITMENT": as to any Lender, the obligation of such Lender to make Revolving Loans and Foreign Currency Loans to the Borrowers hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on SCHEDULE 2.1(A), as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

                  "REVOLVING COMMITMENT PERCENTAGE": for each Lender, a fraction (expressed as a percentage) the numerator of which is the Revolving Commitment of such Lender at such time and the denominator of which is the Aggregate Revolving Committed Amount at such time. The initial Revolving Commitment Percentages are set out on SCHEDULE 2.1(A).

                  "REVOLVING COMMITTED AMOUNT": collectively, the aggregate amount of all of the Revolving Commitments as referenced in Section 2.1(a) and, individually, the amount of each Lender's Revolving Commitment as specified in SCHEDULE 2.1(A).

                  "REVOLVING LOANS": such term as defined in Section 2.1.

                  "REVOLVING NOTE" or "REVOLVING NOTES": the promissory notes of the Borrowers in favor of each of the Lenders evidencing the Revolving Loans and the Foreign Currency Loans provided pursuant to Section 2.1(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

                  "S&P": Standard & Poor's Ratings Group, a division of McGraw Hill, Inc.

                  "SINGLE EMPLOYER PLAN": any Plan which is not a Multiemployer Plan.

                  "SPECIFIED SALES": (i) the sale, transfer, lease or other disposition of inventory and materials in the ordinary course of business (including obsolete and/or unnecessary), (ii) the sale, transfer, lease or other disposition of machinery, parts and equipment (including obsolete and/or unnecessary equipment) in the ordinary course of business, (iii) the sale, transfer or other disposition of articles in the ordinary course of business or the granting of permission for reprints in the ordinary course of business and (iv) the sale, lease or disposition of space and related property and assets in the ordinary course of business.

                  "STOCK DISTRIBUTION": the distribution to stockholders of Pittway of the common stock, par value $.01 per share, of Penton USA, pursuant to the Form S-1 Registration Statement filed with the Securities and Exchange Commission on June 15, 1998, as amended.

                  "SUBSIDIARY": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of a Borrower.

                  "TERMINATION DATE": the earlier of (a) June 30, 2003 or (b) the date on which the Revolving Commitments shall terminate in accordance with the provisions of this Agreement.

                  "TOTAL FUNDED DEBT": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money which by its terms or by the terms of any instrument or agreement relating thereto matures or is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more from the creation thereof; provided that, Total Funded Debt shall include, at any date of determination, Current Maturities of Total Funded Debt; (b) all obligations of such Person under Capital Leases;

         (c) all Guarantee Obligations of such Person; and (d) the maximum amount of all letters of credit issued or bankers' acceptances created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent not theretofore reimbursed).

                  "TRADEMARKS": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, service marks, logos and other source or business identifiers, together with the goodwill of the business symbolized by said marks, names, logos and identifiers now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in SCHEDULE 3.13 to the Credit Agreement, and (ii) all renewals thereof including, without limitation, any thereof referred to in SCHEDULE 3.13 to the Credit Agreement.

                  "TRANSFER EFFECTIVE DATE": such term as defined in each Commitment Transfer Supplement.

                  "TYPE": as to any Loan, its nature as a Base Rate Loan, Eurocurrency Loan or Foreign Currency Loan, as the case may be.

                  "VOTING STOCK": with respect to any Person, all classes of the capital stock (or other voting interests) of such Person then outstanding and normally entitled to vote in the election of directors.


         1.2      OTHER DEFINITIONAL PROVISIONS.

                  (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or other Credit Documents or any certificate or other document made or delivered pursuant hereto.

                  (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         1.3      ACCOUNTING TERMS.

         Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent (except for changes concurred with by the Borrowers' independent public accountants) with the most recent audited financial statements of the Borrowers delivered to the Lenders; PROVIDED that, if the Borrowers notify the Administrative Agent that they wish to amend any covenant in Section 5.9 to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrowers that the Majority Lenders wish to amend Section 5.9 for such purpose), then the Borrowers' compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrowers and the Majority Lenders.

         The Borrowers shall deliver to the Administrative Agent and each Lender at the same time as the delivery of any annual or quarterly financial statements given in accordance with the provisions of Section 5.1, (i) a description in reasonable detail of any material change in the application of accounting principles employed in the preparation of such financial statements from those applied in the most recently preceding quarterly or annual financial statements as to which no objection shall have been made in accordance with the provisions above and (ii) a reasonable estimate of the effect on the financial statements on account of such changes in application.


                     SECTION 2. THE LOANS; AMOUNT AND TERMS

         2.1      REVOLVING LOANS.

                  (a) REVOLVING COMMITMENT. During the Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans in Dollars ("REVOLVING LOANS") to Penton USA from time to time in an aggregate amount up to the amount of such Lender's Revolving Commitment Percentage of such Revolving Loans for the purposes hereinafter set forth; PROVIDED that (i) with regard to each Lender individually, the Dollar Amount (determined as of the most recent Determination Date) of such Lender's Revolving Commitment Percentage of the sum of Revolving Loans PLUS Foreign Currency Loans shall not exceed such Lender's Revolving Committed Amount, and (ii) with regard to the Lenders collectively, the Dollar Amount (determined as of the most recent Determination Date) of the sum of Revolving Loans PLUS Foreign Currency Loans shall not exceed the Aggregate Revolving Committed Amount. Revolving Loans may consist of Base Rate Loans or Eurocurrency Loans, or a combination thereof, as Penton USA may request, and may be repaid and reborrowed in accordance with the provisions hereof.

                  (b)      REVOLVING LOAN BORROWINGS.

                           (i) NOTICE OF BORROWING. Penton USA shall request a
                  Revolving Loan borrowing by written notice (or telephone notice promptly confirmed in writing) to the Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the Business Day prior to the date of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurocurrency Loans denominated in Dollars. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurocurrency Loans or a combination thereof, and if Eurocurrency Loans are requested, the Interest Period(s) therefor. If Penton USA shall fail to specify in any such Notice of Borrowing (i) an applicable Interest Period in the case of a Eurocurrency Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (ii) the Type of Revolving Loan requested, then such notice shall be deemed to be a request for a Eurocurrency Loan for an Interest Period of one month hereunder. The Agent shall give notice to each affected Lender promptly upon receipt of each Notice of Borrowing pursuant to this Section 2.1(b)(i), the contents thereof and each such Lender's share of any borrowing to be made pursuant thereto.

                           (ii) MINIMUM AMOUNTS. Each Revolving Loan made as (A)
                  a Eurocurrency Loan shall be in a minimum aggregate principal amount of $1,000,000 and integral multiples of $1,000,000 in excess thereof and (B) a Base Rate Loan shall be in a minimum aggregate principal amount of $1,000,000 and integral multiples of $500,000 in excess thereof (or if less, the remaining Revolving Committed Amount).

                           (iii) ADVANCES. Each Lender will make its Revolving
                  Commitment Percentage of each Revolving Loan borrowing available to the Agent for the account of Penton USA as specified in Section 2.17(b), or in such other account in the United States as the Agent may specify in writing, by 1:00 P.M. (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Agent. Such borrowing will then be made available to Penton USA by the Agent by crediting the account of Penton USA on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent together with any amounts advanced by the Agent under Section 2.15(b). Penton USA hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.1 in immediately available funds by crediting such proceeds to a deposit account of Penton USA maintained with the Administrative Agent or by wire transfer to any other account of Penton USA in each such case as may be specified by Penton USA from time to time in a written notice in the form attached hereto as SCHEDULE 2.1(B)(III) (a "NOTICE OF ACCOUNT DESIGNATION"). Unless otherwise specified by Penton USA, the Notice of Account Designation most recently provided to the Administrative Agent shall control.

                  (c) REPAYMENT. The principal amount of all Revolving Loans shall be due and payable in full on the Termination Date.

                  (d) INTEREST. Subject to the provisions of Section 2.3.

                           (i) BASE RATE LOANS. During such periods as Revolving
                  Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Base Rate;

                           (ii) EUROCURRENCY LOANS. During such periods as
                  Revolving Loans shall be comprised in whole or in part of Eurocurrency Loans, such Eurocurrency Loans shall bear interest at a per annum rate equal to the sum of the Eurocurrency Rate PLUS the Applicable Interest Rate Percentage.

         Interest on Revolving Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

                  (e) REVOLVING NOTES. The Revolving Loans shall be evidenced by a duly executed Revolving Note in favor of each Lender in substantially the form of SCHEDULE 2.1(E). Each Lender is hereby authorized to record the date, Type and amount of each Revolving Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurocurrency Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Revolving Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded absent manifest error; PROVIDED that neither the failure to make, nor any error in the making of, any such recordation shall limit or otherwise affect the obligation of the Borrowers hereunder or under such Revolving Note with respect to any Revolving Loan and payments of principal or interest on such Revolving Note. Each Revolving Note shall be dated the Closing Date and provide for the payment of interest in accordance with subsection 2.1(d).

                  (f) MAXIMUM NUMBER OF LOANS. The Borrowers will be limited to the maximum aggregate number of separate Loans outstanding at any time under Section 2.1 (Revolving Loans) and Section 2.2 (Foreign Currency Loans) of:

                                                        No. of Loans
                                                        ------------

                  Penton USA                                  6
                  Penton UK                                   6

                  For purposes hereof, (i) Loans to different Borrowers will be considered to be separate Loans, (ii) as to Revolving Loans which are Base Rate Loans, all such Revolving Loans to a given Borrower will be considered to be a single Loan, (iii) as to other types of Loans, each type of Loan will be considered to be a separate Loan and (iv) Loans with different Interest Periods shall be considered as separate Loans, even if they shall begin on the same date and have the same duration, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Loan with a single Interest Period.

         2.2      FOREIGN CURRENCY LOAN SUBFACILITY.

                  (a) FOREIGN CURRENCY COMMITMENT. During the Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make certain foreign currency revolving loans in the applicable Foreign Currency (the "FOREIGN CURRENCY LOANS") to Penton UK from time to time in the amount of such Lender's Revolving Commitment Percentage of such Foreign Currency Loans from time to time for the purposes hereinafter set forth; PROVIDED, that (i) with regard to each Lender individually, the Dollar Amount (determined as of the most recent Determination Date) of such Lender's Revolving Commitment Percentage of the sum of Revolving Loans PLUS Foreign Currency Loans shall not exceed such Lender's Revolving Committed Amount, and (ii) with regard to the Lenders collectively, the Dollar Amount (determined as of the most recent Determination Date) of the sum of Revolving Loans PLUS Foreign Currency Loans shall not exceed the Aggregate Revolving Committed Amount. Foreign Currency Loans shall consist solely of Eurocurrency Loans and may be repaid and reborrowed in accordance with the provisions hereof.

                  (b) FOREIGN CURRENCY LOAN BORROWINGS.

                           (i) NOTICE OF BORROWING. Penton UK shall request a
                  Foreign Currency Loan borrowing by written notice (or telephone notice promptly confirmed in writing) to the Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the fourth Business Day prior to the date of the requested borrowing. Each such request for borrowing shall be irrevocable and shall specify (A) that a Foreign Currency Loan is requested, (B) the requested Foreign Currency, (C) the date of the requested borrowing (which shall be a Business Day),
                  (D) the aggregate principal amount to be borrowed and (E) the Interest Period(s) therefor. If Penton UK shall fail to specify in any such Notice of Borrowing an applicable Interest Period, then such notice shall be deemed to be a request for an Interest Period of one month. The Agent shall give notice to each Lender promptly upon receipt of each Notice of Borrowing, the contents thereof and each such Lender's share of any borrowing to be made pursuant thereto.

                           (ii) MINIMUM AMOUNTS. Each Foreign Currency Loan
                  shall be in a minimum aggregate principal amount equal to the applicable Foreign Currency Equivalent of approximately $1,000,000 and integral multiples of the applicable Foreign Currency Equivalent of approximately $1,000,000 in excess thereof.

                           (iii) ADVANCES. Each Lender will make its Revolving
                  Commitment Percentage of each Foreign Currency Loan borrowing available to the Agent by 1:00 P.M., local time in the place where such deposit is required to be made by the succeeding terms hereof, on the date specified in the applicable Notice of Borrowing by deposit with the Agent, at the same place and same account specified in Section 2.17(b) for payments by Penton UK in the applicable Foreign Currency, of same day funds in the applicable Foreign Currency. Such deposit will be made to such accounts in the primary market for such Foreign Currency as the Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Agent shall promptly make such funds available by wire transfer to such accounts as Penton UK shall have specified to the Agent together with any amounts advanced by the Agent under Section 2.15(b).

                  (c) REPAYMENT. The principal amount of all Foreign Currency Loans shall be due and payable in full in the applicable Foreign Currency on the Termination Date.

                  (d) INTEREST. Subject to the provisions of Section 2.3, Foreign Currency Loans shall bear interest at a per annum rate equal to the Eurocurrency Rate PLUS the Applicable Interest Rate Percentage. Interest on Foreign Currency Loans shall be payable (in the applicable Foreign Currency) in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein). Any Foreign Currency Loan made in British Pounds Sterling shall have added to the interest otherwise applicable to such Loan the MLA Cost associated with such Loan.

                  (e) FOREIGN CURRENCY NOTES. The Foreign Currency Loans shall be evidenced by a Revolving Note duly executed by Penton UK in favor of each Lender.

                  (f) MAXIMUM NUMBER OF LOANS. Penton UK will be limited to a maximum number of Loans under this Section 2.2 as provided in Section 2.1(f).

         2.3      DEFAULT RATE.

         Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate, in the case of overdue principal, equal to the rate that would otherwise be applicable thereto plus 2% and in the case of all other over due amounts, equal to the Base Rate plus 2%.

         2.4      EXTENSION AND CONVERSION.

         Subject to the terms of Section 4.2, a Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another interest rate type; PROVIDED, HOWEVER, that (i) except as provided in Section 2.11, Eurocurrency Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (ii) Eurocurrency Loans may be extended, and Base Rate Loans may be converted into Eurocurrency Loans, only if no Default or Event of Default is in existence on the date of extension or conversion and the conditions set forth in subsections (a), (b), (c) and (d) of Section 4.2 have been satisfied, (iii) Loans extended as, or converted into, Eurocurrency Loans shall be subject to the terms of the definition of "INTEREST PERIOD" set forth in Section 1.1 and shall be in such minimum amounts as provided in, with respect to Revolving Loans, Section 2.1(b)(ii) or, with respect to Foreign Currency Loans, Section 2.2(b)(ii), and (iv) any request for extension or conversion of a Eurocurrency Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each such extension or conversion shall be effected by a Borrower, by giving a Notice of Extension/Conversion (or telephone notice promptly confirmed in writing) to the Agent prior to 11:00 A.M. (Charlotte, North Carolina time) on the Business Day prior to, in the case of the conversion of a Eurocurrency Loan into a Base Rate Loan, and on the third Business Day prior to (or fourth Business Day prior to, in the case of a Foreign Currency Loan), in the case of the extension of a Eurocurrency Loan as, or conversion of a Base Rate Loan into, a Eurocurrency Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall be irrevocable and shall constitute a representation and warranty by the applicable Borrower of the matters specified in subsections (a), (b), (c) and (d) of Section 4.2. In the event a Borrower fails to request extension or conversion of any Eurocurrency Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then (i) in the case of any Eurocurrency Loan which is not a Foreign Currency Loan, such Eurocurrency Loan shall be automatically converted into a Eurocurrency Loan for an Interest Period of one month at the end of the Interest Period applicable thereto, and (ii) in the case of any Foreign Currency Loan, such Eurocurrency Loan shall be automatically continued as a Eurocurrency Loan in the same Foreign Currency for an Interest Period of one month. The Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

         2.5      REDUCTIONS AND INCREASE IN COMMITMENTS AND PREPAYMENTS.

                  (a) VOLUNTARY REDUCTION IN REVOLVING COMMITMENT. The Borrowers may from time to time permanently reduce the aggregate amount of the Revolving Commitments in whole or in part without premium or penalty except as provided in

         Section 2.14 upon three (3) Business Days' prior written notice to the Agent; PROVIDED that after giving effect to any such voluntary reduction the Dollar Amount (determined as of the most recent Determination Date) of Revolving Loans and Foreign Currency Loans then outstanding shall not exceed the Aggregate Revolving Committed Amount, as reduced. Partial reductions in the aggregate Revolving Commitments shall in each case be in a minimum aggregate amount of $1,000,000 and integral multiples of $1,000,000 in excess thereof.

                  (b) INCREASE IN REVOLVING LOAN COMMITMENTS. The Borrowers shall have the right upon at least thirty (30) Business Days' prior written notice to the Agent and the Lenders to request an increase the Revolving Committed Amount by up to $25,000,000, in a single increase, at any time on or after the Closing Date. Approval of such request shall be in the sole discretion of the Agent and the Lenders and any such increase shall be subject to the following additional conditions:

                           (i) no Default or Event of Default shall have
                  occurred and be continuing on the date on which such Revolving Committed Amount increase is to become effective;

                           (ii) the representations and warranties set forth in
                  Section 3 of this Credit Agreement shall be true and correct in all material respects on and as of the date on which such Revolving Committed Amount increase is to become effective;

                           (iii) on or before the date on which such Revolving
                  Committed Amount increase is to become effective, the Agent shall have received, for its own account, the mutually acceptable fees and expenses required by separate agreement of the Borrowers and the Agent to be paid in connection with such increase;

                           (iv) such Revolving Committed Amount increase shall
                  be an integral multiple of $5,000,000 and shall in no event be less than $5,000,000; and

                           (v) such requested Revolving Committed Amount
                  increase shall be effective on such date only to the extent that, on or before such date, the Agent shall have received and accepted a corresponding amount of additional Commitment(s) pursuant to a commitment letter(s) acceptable to the Agent from one or more Lenders acceptable to the Agent and, with respect to any Lender that is not at such time a Lender hereunder, to the Borrowers.

                  (c) MANDATORY PREPAYMENT ON REVOLVING LOANS. If at any time the Dollar Amount (determined as of the most recent Determination Date) of Revolving Loans and Foreign Currency Loans then outstanding shall exceed the Aggregate Revolving Committed Amount, as reduced from time to time, the Borrowers shall immediately make payment on the Loans in an amount sufficient to eliminate such excess. Any such mandatory prepayments shall be applied first to Loans in the currency in which such payment is received, and first to Base Rate Loans and then to Eurocurrency Loans in direct order of their Interest Period maturities.

                  (d) VOLUNTARY PREPAYMENTS. Loans may be prepaid in whole or in part without premium or penalty; PROVIDED that (i) Eurocurrency Loans may not be prepaid other than at the end of the Interest Period applicable thereto and only then on three (3) Business Days' (four (4) Business Days' in the case of Foreign Currency Loans) prior written notice to the Agent, (ii) any prepayment of Eurocurrency Loans will be subject to Section 2.14, and (iii) each such partial prepayment shall be in a minimum aggregate principal Dollar Amount of $1,000,000 and integral multiples of $1,000,000 in excess thereof ($500,000 in the case of Base Rate Loans). Voluntary prepayments on the Revolving Loans may be reborrowed in accordance with the provisions hereof. Any such voluntary prepayments shall be applied first to Base Rate Loans and then to Eurocurrency Loans in direct order of their Interest Period maturities.

                  (e) NOTICE. Except as otherwise provided herein, the Borrowers will provide notice to the Agent of any prepayment by 11:00 A.M. (Charlotte, North Carolina time) on the day prior to the date of prepayment.

         2.6      REPLACEMENT OF LENDERS UNDER CERTAIN CIRCUMSTANCES.

         The Borrowers shall be permitted to replace any Lender which (a) requests reimbursements for amounts owing pursuant to Section 2.9, 2.12 or 2.13 or (b) defaults in its obligation to make loans under this Agreement, with a replacement financial institution; provided that (i) such replacement does not conflict with any applicable Requirement of Law, (ii) no Default of Event of Default shall have occurred and be continuing, (iii) with respect to clause (a) hereof, prior to any such replacement, such Lender shall not have eliminated the continued need for payments of amounts owing pursuant to Section 2.9, 2.12 and/or 2.13, (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrowers shall be liable to such replaced Lender under Section 2.14 if any Eurocurrency Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto,
(vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with Section 9.6 (provided that the Borrowers or the replacement financial institution shall be obligated to pay the registration and processing fee referred to therein),
(viii) until such time as such replacement shall be consummated, the Borrowers shall pay all additional amounts, if any, required pursuant to Section 2.9, 2.12 and/or 2.13, as the case may be, and (ix) in the case of clause (b) above, any such replacement shall not be deemed to be a waiver of any rights which the Borrowers, the Administrative Agent or any other Lender shall have against the replaced Lender.

         2.7      FEES.

                  (a) COMMITMENT FEE. In consideration of the Revolving Commitments hereunder, the Borrowers agree to pay to the Agent for the ratable benefit of the Lenders an aggregate commitment fee (the "COMMITMENT FEE") equal to the Applicable Commitment Fee Percentage per annum on the average daily unused amount of the Revolving Committed Amount for the applicable period. The Commitment Fee shall accrue from the Closing Date and shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the immediately preceding quarter (or portion thereof) beginning with the first such date to occur after the Closing Date.

                  (b) FACILITY FEE. The Borrowers agree to pay to the Agent, for its own account, the facility fee (the "FACILITY FEE"), as referred to in the Commitment Letter.

         2.8      EUROCURRENCY RESERVE COMPENSATION.

         For so long as any Lender maintains reserves against "Eurocurrency liabilities" (or any other category of liabilities which includes deposits by reference to which the interest rate on any Eurocurrency Loans is determined), and, as a result, the cost to such Lender of making or maintaining any of its Eurocurrency Loans is increased, then such Lender may require the Borrowers to pay, contemporaneously with each payment of interest on such Eurocurrency Loans of such Lender, additional interest at a rate per annum up to but not exceeding the excess of (i) (A) the applicable Eurocurrency Rate divided by (B) one MINUS the Eurocurrency Reserve Percentage OVER (ii) the applicable Eurocurrency Rate. Any Lender wishing to require payment of such additional interest (x) shall so notify the Borrowers and the Agent, in which case such additional interest on the Eurocurrency Loans of such Lender shall be payable to such Lender at the place indicated in such notice with respect to each Interest Period commencing at least three (3) Business Days after the giving of such notice and (y) shall furnish to the Borrowers at least five (5) Business Days prior to each date on which interest is payable on the Eurocurrency Loans a certificate setting forth the amount to which such Lender is then entitled under this Section 2.8 (which shall be consistent with such Lender's good faith estimate of the level at which the related reserves are maintained by it). Each such certificate shall be accompanied by such information as the Borrowers may reasonably request as to the computation set forth therein.

         2.9      CAPITAL ADEQUACY.

         If any Lender has determined, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, in the interpretation or administration of any applicable law, rule or regulation regarding capital adequacy, in each case after the date hereof, or compliance by such Lender or any controlling corporation of such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or assets (or that of any controlling corporation of such

Lender) as a consequence of its commitments or obligations hereunder to a level below that which such Lender or any controlling corporation of such lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's policies (or those of any controlling corporation of such Lender) with respect to capital adequacy), then, upon five Business Days' notice from such Lender to the Borrowers, accompanied by a certificate from such Lender setting forth the additional amount or amounts to be paid to it hereunder, the Borrowers shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender or any such controlling corporation of such Lender for such reduction; provided that the Borrowers shall not be required to compensate such Lender pursuant to this
Section 2.9 for any reductions incurred more than six months prior to the date that such Lender notifies the Borrowers of such change in applicable law, rule or regulation regarding capital adequacy giving rise to such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

         2.10     UNAVAILABILITY.

         In the event, and on each occasion, that on the day that is two (2) Business Days prior to the commencement of any Interest Period for a Eurocurrency Loan of any amount, Interest Period or currency, the Agent shall have determined or shall have been notified by the Majority Lenders (a) that deposits in the relevant amount in the relevant currency and for the relevant Interest Period are not available in the relevant market to any Lender, or that reasonable means do not exist for ascertaining the Eurocurrency Rate for any such Loan, or (b) that the rates at which such deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurocurrency Loan during such Interest Period, the Agent shall promptly give written or telecopy notice of such determination to the Borrowers and the Lenders. In the event of any such determination, until the Agent shall have advised the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, any request by a Borrower for a Eurocurrency Loan of the affected amount, Interest Period or currency, or a conversion to or continuation of a Eurocurrency Loan of the affected amount, Interest Period or currency, shall be deemed rescinded. Each determination by the Agent hereunder shall be conclusive absent manifest error.

         2.11     ILLEGALITY.

                  (a) Notwithstanding any other provision herein, if (i) the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain any Eurocurrency Loan or Foreign Currency Loan, or (ii) there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls) or currency exchange rates which would make it impracticable for any Lender to make Loans denominated in any Foreign Currency to any Borrower, as contemplated by this Credit Agreement, then such Lenders, together with Lenders giving notice under Section 2.10 and 2.12, shall be an "AFFECTED LENDER" and by written notice to the Borrowers and to the Agent:

                           (i) such Lender may declare that Eurocurrency Loans
                  or Foreign Currency Loans (in the affected currency or currencies), as the case may be, will not thereafter (for the duration of such unlawfulness or impracticability) be made by such Lender hereunder, whereupon any request for a Eurocurrency Loan or Foreign Currency Loan (in the affected currency or currencies), as the case may be, shall, as to such Lender only, (A) if such Loan is not a Foreign Currency Loan, be deemed a request for a Base Rate Loan, unless such declaration shall be subsequently withdrawn and (B) if such Loan is a Foreign Currency Loan, be deemed to have been withdrawn, unless such declaration shall be subsequently withdrawn; and

                           (ii) such Lender may require that all outstanding
                  Eurocurrency Loans or Foreign Currency Loans (in the affected currency or currencies), as the case may be, made by it be (A) if such Loans are not Foreign Currency Loans, converted to Base Rate Loans, in which event all such Eurocurrency Loans shall be automatically converted to Base Rate Loans as of the effective date of such notice as provided in paragraph (b) below or (B) if such Loans are Foreign Currency Loans, repaid immediately, in which event all such Foreign Currency Loans (in the affected currency or currencies) shall be required to be repaid in full by the Borrowers as of the effective date of such notice as provided in paragraph (b) below.

         In the event any Lender shall exercise its rights under (i) or (ii) above with respect to any Loans which are not Foreign Currency Loans, all payments and prepayments of principal which would otherwise have been applied to repay the Eurocurrency Loans that would have been made by such Lender or the converted Eurocurrency Loans of such Lender shall instead be applied to repay the Base Rate Loans made by such Lender in lieu of, or resulting from the conversion, of such Eurocurrency Loans.

                  (b) For purposes of this Section 2.11, a notice to the Borrowers by any Lender shall be effective as to each such Loan, if lawful, on the last day of the Interest Period currently applicable to such Loan; in all other cases such notice shall be effective on the date of receipt by the Borrowers.

         2.12     REQUIREMENTS OF LAW.

         If, after the date hereof, the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

                  (a) shall subject such Lender to any additional tax of any kind whatsoever with respect to any Eurocurrency Loans made by it or its obligation to make Eurocurrency Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for (i) Non-Excluded Taxes covered by Section 2.13 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 2.13(b)) and (ii) changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof));

                  (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurocurrency Rate hereunder or any additional interest payable under Section 2.8; or

                  (c) shall impose on such Lender any other similar condition (excluding any tax of any kind whatsoever);

         and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender reasonably deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrowers from such Lender, through the Agent, in accordance herewith, each Borrower shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, PROVIDED that, in any such case other than as set forth in clause (b) above, any Borrower may elect to convert the Eurocurrency Loans (other than Foreign Currency Loans) made by such Lender hereunder to Base Rate Loans by giving the Agent at least one Business Day's notice of such election, in which case the applicable Borrower shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to
         Section 2.14. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Borrowers, through the Agent, certifying (x) that one of the events described in this Section 2.12 has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof; provided that the Borrowers shall not be required to compensate such Lender pursuant to this
         Section 2.12 for any increased costs incurred more than six months prior to the date that such Lender notifies the Borrowers of such change in such Requirement of Law giving rise to such increased costs. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Agent, to the Borrowers shall be conclusive and binding on the parties hereto in the absence of manifest error. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.13     TAXES.

                  (a) Except as provided below in this subsection, all payments made by any Borrower under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding: (i) taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and (ii) all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, imposed (A) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof, or (B) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("NON-EXCLUDED TAXES") are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under any Notes, (1) the amounts so payable to the Agent or such Lender shall be increased, subject to subsection (c) of this Section 2.13 to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Notes, PROVIDED, HOWEVER, that a Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes imposed by the United States federal government and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection whenever any such Non-Excluded Taxes are payable by such Borrower, and
         (2) as promptly as possible thereafter such Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If a Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                           (X)(i) on or before the date of any payment by a
                  Borrower under this Credit Agreement or Notes to such Lender, deliver to the Borrowers and the Agent (A) two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and any Notes without deduction or withholding of any United States federal income taxes and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                           (ii) deliver to the Borrowers and the Agent two (2)
                  further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers; and

                           (iii) obtain such extensions of time for filing and
                  complete such forms or certifications as may reasonably be requested by the Borrowers or the Agent; or

                           (Y) Each Lender or transferee that is not a "bank"
                  under Section 881(c)(3)(A) of the Internal Revenue Code thereof shall:

                           (i) on or before the date it becomes a party to this
                  Credit Agreement (or, in the case of a participant, on or before the date such participant becomes a participant hereunder), deliver to the Borrowers and the Agent (i) a statement under penalties of perjury that such Lender or transferee (x) is not a "bank" under Section 881(c)(3)(A) of the Internal Revenue Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (y) is not a 10-percent shareholder within the meaning of Section 811(c)(3)(B) of the Internal Revenue Code and (z) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Internal Revenue Code and (ii) a properly completed and duly executed Internal Revenue Service Form W-8 or applicable successor form;

                           (ii) deliver to the Borrowers and the Agent two
                  further properly completed and duly executed copies of such Form W-8 expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers or upon the request of the Borrowers; and

                           (iii) obtain such extensions of time for filing and
                  completing such forms or certifications as may be reasonably requested by the Borrowers or the Agent;

         unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrowers and the Agent.

                  (c) Each Lender shall, as soon as is reasonably practicable after the Closing Date, file a form FD 13 with the United States Internal Revenue Service in relation to payments made or to be made by Penton UK under this Credit Agreement and any Foreign Currency Loans. If the United States Internal Revenue Service determines that the form FD 13 filed by such Lender does not establish that the Lender is entitled to receive payments made by Penton UK under this Credit Agreement, the Foreign Currency Loans and the Revolving Note as at the date of delivery thereof without deduction or withholding of English withholding taxes or, if the Inland Revenue requires proof of such entitlement, such Lender shall, within forty-five (45) days after a written request from Penton UK, offer such reasonable assistance as Penton UK may request in order to establish such Lender's entitlement (if any) to receive payments made by Penton UK under this Credit Agreement, any Foreign Currency Loans and the Revolving Note without deduction or withholding of English withholding taxes. Penton UK shall not be required pursuant to subsection (a) of this Section 2.13 to increase any amounts payable to any Lender because of any deduction or withholding of English withholding taxes required by English law (and Penton UK, if required by law to do so, shall be entitled to withhold such amounts and pay such amounts to the government of England) if the obligation to make such deduction or withholding would not have arisen but for the Lender not being entitled (pursuant to any applicable tax treaty or otherwise) to receive payments made by Penton UK under this Agreement, any Foreign Currency Loans and the Revolving Note executed in its favor or the failure by such Lender to provide Penton UK and the United States Internal Revenue Center with the requested forms or other reasonable assistance.

                  (d) Each Lender agrees to make a good faith effort to minimize any Non-Excluded Taxes by making, funding or maintaining its Foreign Currency Loans through another lending office located in another jurisdiction so long as the making, funding or maintenance of such Foreign Currency Loans through such other office does not, in the reasonable judgment of such Lender, materially affect such Lender; provided that any

         Lender which is unable or unwilling to fund its Foreign Currency Loans through a branch of such Lender in England will so notify the Borrowers.

                  (e) Each Person that shall become a Lender or a participant of a Lender pursuant to subsection 9.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection, PROVIDED that in the case of a participant of a Lender the obligations of such participant of a Lender pursuant to subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

         2.14     INDEMNITY.

         Each Borrower promises to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct and except as set forth in Sections 2.10 and 2.11) as a consequence of (a) default by such Borrower in making a borrowing of, conversion into or continuation of Eurocurrency Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement, (b) default by such Borrower in making any prepayment of a Eurocurrency Loan after such Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement or (c) the making of a prepayment of Eurocurrency Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurocurrency Loans, such indemnification shall be an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurocurrency Loans provided for herein (excluding, however, the Applicable Interest Rate Percentage included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurocurrency market. The covenants of each Borrower set forth in this Section 2.14 shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.15     PRO RATA TREATMENT.

         Except to the extent otherwise provided herein:

                  (a) LOANS. Each of the Revolving Loans and Foreign Currency Loans and payments of principal, interest and fees (including the Commitment Fee) on or in respect thereof and each reduction in the Revolving Commitments relating thereto, and each conversion or extension of such Loans and obligations shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Revolving Loans and Foreign Currency Loans.

                  (b) ADVANCES. Unless the Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its ratable share of such borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to a Borrower a corresponding amount. If such amount is not made available to the Agent by such Lender within the time period specified therefor hereunder, such Lender shall pay to the Agent, on demand, such amount with interest thereon (or, in the case of a Foreign Currency Loan interest on the daily Dollar Equivalent thereof) at a rate equal to the Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

         2.16     SHARING OF PAYMENTS.

         Subject to the terms of Section 2.15 hereof, the Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a participation in such Loans and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. Each Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Federal Funds Effective Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 2.16 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 2.16 to share in the benefits of any recovery on such secured claim.

         2.17     PAYMENTS, COMPUTATIONS, ETC.

                  (a) CURRENCY OF PAYMENTS. Each payment on account of an amount due from any Credit Party hereunder or under any other Credit Document shall be made by such Credit Party to the Agent for the PRO RATA account of the Lenders entitled to receive such payment as provided herein in the currency in which such amount is denominated and in such funds as are customary at the place and time of payment for the settlement of international payments in such currency. Without limiting the terms of the preceding sentence, accrued interest on any Loans denominated in a Foreign Currency shall be payable in the same Foreign Currency as such Loan. Upon request, the Agent will give the Credit Parties a statement showing the computation used in calculating such amount, which statement shall be conclusive in the absence of manifest error. The obligation of each Credit Party to make each payment on account of such amount in the currency in which such amount is denominated shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any other currency, except to the extent such tender or recovery shall result in the actual receipt by the Agent of the full amount in the appropriate currency payable hereunder. Each Credit Party agrees that its obligation to make each payment on account of such amount in the currency in which such amount is denominated shall be enforceable as an additional or alternative claim for recovery in such currency of the amount (if any) by which such actual receipt shall fall short of the full amount of such currency payable hereunder, and shall not be affected by judgment being obtained for such amount.

                  (b) PLACE AND MANNER OF PAYMENTS. Except as otherwise specifically provided herein, all payments hereunder shall be made to the Agent in immediately available funds, without offset, deduction, counterclaim or withholding of any kind, prior to 12:00 noon, local time in the place where such payment is required to be made pursuant to this subsection (b), on the date due at:

         with respect to payment in Dollars:

                           First Union National Bank
                           One First Union Center, TW-4
                           Charlotte, North Carolina 28288-0608
                           Attn: Doug Burnett, Agency Services
                           Telecopier:  (704) 383-0288
                           Telephone:  (704) 374-2698
         with respect to payment in British Pounds Sterling:

                           Royal Bank of Scotland plc
                           for the account of First Union National Bank, London Branch
                           London EC2N 3AB
                           Account No.: 12251333
                           Attention: Andrew Basten
                           Reference:  Penton Media
                           Sort Code: 16-56-71

         or at such other place as may be designated by the Agent to the Borrowers in writing. Any payments received after such time shall be deemed received on the next succeeding Business Day. The Agent may, but shall not be obligated to, charge any account of any Borrower at the Agent for the payment when due of all amounts payable by the Borrowers hereunder. Each Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Agent the Loans, Fees, interest or other amounts payable by such Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Agent shall distribute such payment to the Lenders in such manner as the Agent may reasonably determine to be appropriate in respect of obligations owing by such Borrower hereunder, subject to the terms of
         Section 2.15(a)). The Agent shall promptly remit in same day funds to each Lender such Lender's share, if any, of payments received by the Agent for the account of such Lender. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurocurrency Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made based on a year of 365 or 366 days, as appropriate. All computations of interest on Eurocurrency Loans and Foreign Currency Loans (other than Loans made in British Pounds Sterling) shall be based on a year of 360 days for the actual days elapsed. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

                  (c) ALLOCATION OF PAYMENTS AFTER EVENT OF DEFAULT. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent or any Lender on account of the Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

                  FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Agent in connection with enforcing the rights of the Lenders under the Credit Documents;

                  SECOND, to payment of any fees owed to the Agent;

                  THIRD, to the payment of all reasonable out-of-pocket costs and expenses, (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Obligations owing to such Lender;

                  FOURTH, to the payment of all accrued interest and fees in respect of the Obligations;

                  FIFTH, to the payment of the outstanding principal amount of the Obligations;

                  SIXTH, to all other Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

                  SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

         In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans held by such Lender bears to the aggregate then outstanding Loans) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above.

         2.18     CHANGE OF CURRENCY.

                  (a) If more than one currency or currency unit is at any time recognized by the Bank of England as the lawful currency of the United Kingdom, then (i) any reference in the Credit Documents to, and any obligations arising under the Credit Documents in, British Pounds Sterling, shall be translated into, or paid in, the currency or currency unit designated by the Agent on behalf of the Lenders and (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognized by the Bank of England for the conversion of that currency or currency unit into the other, rounded up or down by the Administrative Agent on behalf of the Lenders acting reasonably.

                  (b) If a change in British Pounds Sterling occurs (including, without limitation, in consequence of European monetary union), this Agreement will be amended as specified by the Agent on behalf of the Lenders to reflect the change in currency and to put the Lenders in the same position, as far as possible, as they would have been had no change in currency occurred.


                    SECTION 3. REPRESENTATIONS AND WARRANTIES

         To induce the Lenders to enter into this Agreement and to make the Loans herein provided for, the Borrowers hereby represent and warrant to the Administrative Agent and to each Lender that:

         3.1      FINANCIAL CONDITION.

         The financial statements provided to the Administrative Agent and the Lenders, consisting of an audited balance sheet of the Borrowers dated as of December 31, 1997, together with related statements of operations and statements of cash flows, copies of which have heretofore been provided to each of the Lenders, are complete and correct in all material respects and present fairly in all material respects in accordance with GAAP the financial condition and pro forma results from operations of the entities for the periods specified, except as noted therein and subject to normal year-end adjustments and the footnote disclosures required by GAAP.

         3.2      NO CHANGE.

         Since December 31, 1997, there has been no development or event which has had a Material Adverse Effect.

         3.3      EXISTENCE; COMPLIANCE WITH LAW.

         Each of the Borrowers and each Subsidiary (a) is organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the limited liability company, corporate or partnership power and authority and the legal right to own and operate all its material property, to lease the material property it operates as lessee and to conduct the business in which it is currently engaged, (c) is qualified as a foreign limited liability company, corporation or partnership and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify or be in good standing would not, in the aggregate, have a Material Adverse Effect and (d) is in compliance with all applicable Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         3.4      POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.

         Each of the Borrowers and each Subsidiary has the corporate, limited liability company or partnership power and authority and the legal right to make, deliver and perform the Credit

Documents to which it is party and has taken all necessary company, corporate or partnership action to authorize the execution, delivery and performance by it of the Credit Documents to which it is party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery or performance of any Credit Document by the Borrowers or any Subsidiary (other than those which have been obtained) or with the validity or enforceability of any Credit Document against the Borrowers or any Subsidiary (except such filings as are necessary in connection with the perfection of the Liens created by such Credit Documents) except to the extent that the failure to obtain any such consent or authorization or to affect any filing or notice would not in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Credit Document to which the Borrowers or any Subsidiary is a party has been duly executed and delivered on behalf of the Borrowers or such Subsidiary. Each Credit Document to which it is a party constitutes a legal, valid and binding obligation of the Borrowers or such Subsidiary enforceable against the Borrowers or such Subsidiary in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         3.5      NO LEGAL BAR; NO DEFAULT.

         The execution, delivery and performance of the Credit Documents, the borrowings thereunder and the use of the proceeds of the Loans will not violate any Requirement of Law or any Contractual Obligation of the Borrowers or any Subsidiary (except those as to which waivers or consents have been obtained and except for any such violation which would not reasonably be expected to have a Material Adverse Effect), and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation other than the Liens arising under or contemplated in connection with the Credit Documents. Neither of the Borrowers nor any Subsidiary is in default under or with respect to any of its Contractual Obligations in any respect which would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         3.6      NO MATERIAL LITIGATION.

         Except as set forth in SCHEDULE 3.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Borrowers, threatened by or against the Borrowers or any Subsidiary or against any of its or their respective properties or revenues (a) with respect to the Credit Documents or any Loan or any of the transactions contemplated hereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

         3.7      INVESTMENT COMPANY ACT.

         Neither of the Borrowers nor any Subsidiary is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         3.8      FEDERAL REGULATIONS.

         No part of the proceeds of any Loan hereunder will be used directly or indirectly for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. Neither of the Borrowers nor any Subsidiary owns "margin stock" except as identified in the financial statements referred to in Section 3.1 and the aggregate value of all "margin stock" owned by the Borrowers and the Subsidiaries taken as a group does not exceed 25% of the value of their assets.

         3.9      ERISA.

         Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code, except to the extent that any such occurrence or failure to comply would not reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred resulting in any liability that has not been satisfied, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period which would reasonably be expected to have a Material Adverse Effect. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount which, as determined in accordance with GAAP, would reasonably be expected to have a Material Adverse Effect. Neither of the Borrowers, nor any Subsidiary, nor any Commonly Controlled Entity is currently subject to any liability for a complete or partial withdrawal from a Multiemployer Plan which would reasonably be expected to have a Material Adverse Effect.

         3.10     ENVIRONMENTAL MATTERS.

         Except to the extent that all of the following, in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

                  (a) To the best knowledge of the Borrowers, the facilities and properties owned, leased or operated by the Borrowers and their Subsidiaries (the "PROPERTIES") do not use, store, generate, dispose of or handle any Materials of Environmental Concern in amounts or concentrations which could reasonably be expected to give rise to liability under any applicable Environmental Law.

                  (b) To the best knowledge of the Borrowers, the Properties and all operations at the Properties are in material compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there has been no material violation of any Environmental Law with respect to the Properties or the business operated by the Borrowers (the "BUSINESS").

                  (c) Neither of the Borrowers nor any Subsidiary has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor do the Borrowers have knowledge that any such notice is being threatened.

                  (d) To the best knowledge of the Borrowers, all Materials of Environmental Concern at, on or under any of the Properties have been generated, treated, stored or disposed of in accordance with applicable Environmental Law.

                  (e) No judicial proceeding or governmental or administrative action is pending or, to the best of the knowledge of the Borrowers, threatened, under any Environmental Law to which either of the Borrowers or any Subsidiary is or will be named as a party with respect to the Properties or the Business or any facility that has received Materials of Environmental Concern generated by the Borrowers, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

                  (f) To the best knowledge of the Borrowers, there has been no release of Materials of Environmental Concern at or from the Properties arising from or related to the Business or the operations of the Borrowers or any Subsidiary in connection with the Properties, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under applicable Environmental Laws.

         3.11     PURPOSE OF LOAN.

         The proceeds of the Loans will be used to finance the acquisition of the Acquired Assets and closing costs incurred in connection therewith, to repay existing Indebtedness, to pay closing costs incurred in connection herewith and to provide senior debt capacity to make acquisitions and investments permitted hereby and to provide general working capital.

         3.12     SUBSIDIARIES.

         Set forth on SCHEDULE 3.12 is a complete and accurate list of all Subsidiaries of the Borrowers as of the Closing Date. As of the Closing Date, information on the attached Schedule includes state of organization; the number of shares of each class of capital stock or partnership or other equity interests (identified by type) outstanding; the number and percentage of outstanding shares of each class of stock or percentage of ownership interest; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and similar rights. The outstanding capital stock and partnership and other equity interests of all such Subsidiaries are validly issued, fully paid and non-assessable and are owned, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents). As of the Closing Date, except as set forth on SCHEDULE 3.12, there are no outstanding options or other rights pertaining to the partnership or other equity interests of the Borrowers, and no voting trusts, shareholders' or partners' agreements (other than the partnership agreements relating to the formation, organization, operation and governance of the partnerships, copies of which have been provided to the Administrative Agent and the Lenders) or similar agreement affecting either ownership of or the right to vote such partnership interests.

         3.13     INTELLECTUAL PROPERTY RIGHTS.

         The Borrowers and their Subsidiaries own or have the right to use, subject to any of its obligations under any valid and binding license agreement, the Intellectual Property (as defined below) disclosed in SCHEDULE 3.13 hereto, which, to the best of their knowledge, represents all Intellectual Property individually or in the aggregate material to the conduct of the businesses of the Borrowers and their Subsidiaries taken as a whole on the date hereof. Except as disclosed in SCHEDULE 3.13 hereto or where the failure shall not have a Material Adverse Effect, (i) each of the Borrowers or a Subsidiary has the right to use the Intellectual Property disclosed in SCHEDULE 3.13 hereto in perpetuity and without payment of royalties, (ii) all registrations with and applications to Governmental Authorities in respect of such Intellectual Property are valid and in full force and effect and are not subject to the payment of any taxes or maintenance fees or the taking of any other actions by the Borrowers or a Subsidiary to maintain their validity or effectiveness, and (iii) there are no restrictions on the direct or indirect transfer of any Contractual Obligation, or any interest therein, held by the Borrowers or any Subsidiary in respect of such Intellectual Property. Neither the Borrowers nor any Subsidiary of the Borrowers is in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property the loss of which would reasonably be expected to have a Material Adverse Effect To the best of the Borrowers' and their Subsidiaries' knowledge none of the Intellectual Property is being infringed by any third party the loss of which may have a Material Adverse Effect, and to the best of the Borrowers' and their Subsidiaries' knowledge neither the Borrowers nor any Subsidiary of the Borrowers is infringing any Intellectual Property of any third party the infringement of which would reasonably be expected to have a Material Adverse Effect. For purposes of this Section 3.13, "INTELLECTUAL PROPERTY" means patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, copyrights and copyright rights, including the right to sue for past infringement, licenses, proprietary information, designs, processes, inventions, software and related intellectual property rights and all pending applications for and registrations of any of the foregoing.

         3.14     NO BURDENSOME RESTRICTIONS.

         No applicable Requirement of Law known to the Borrowers or Contractual Obligation of the Borrowers could reasonably be expected to have a Material Adverse Effect.

         3.15     TAXES.

         The Borrowers and their Subsidiaries have filed, or caused to be filed, all material tax returns (Federal, state, local and foreign) required to be filed on or prior to the Closing Date and paid all taxes shown thereon to be due (including interest and penalties) and have paid all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing (or necessary to preserve any Liens in favor of the Lenders) with respect to taxable periods ending on or before the Closing Date by them, except for such taxes (i) which are not yet delinquent, (ii) as are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP or (iii) the nonpayment of which would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. The Borrowers are not aware of any proposed material tax assessments against it or any of their Subsidiaries.

         3.16     NO INTEREST IN REAL ESTATE.

         Other than the fee simple interests and leasehold interests reflected on SCHEDULE 3.16, neither the Borrowers nor any of their Subsidiaries has any interest in any real property.


                         SECTION 4. CONDITIONS PRECEDENT

         4.1      CONDITIONS TO CLOSING DATE.

         This Agreement shall become effective upon the satisfaction of the following conditions precedent:

                  (a) EXECUTION OF AGREEMENT. The Administrative Agent shall have received (i) multiple counterparts of this Agreement for each Lender, executed by a duly authorized officer of each party hereto and
         (ii) for the account of each Lender a Revolving Note executed by a duly authorized officer of each of the Borrowers, in each case conforming to the requirements of this Agreement.

                  (b) LIABILITY AND CASUALTY INSURANCE. The Administrative Agent shall have received copies of insurance policies or certificates of insurance evidencing liability and casualty insurance meeting the requirements set forth herein.

                  (c) CORPORATE DOCUMENTS. The Administrative Agent shall have received the following:

                           (i) ARTICLES OF INCORPORATION. Copies of the
                  certificate of formation, articles of organization, articles of incorporation or charter documents of the Borrowers and the Guarantors certified to be true and complete as of a recent date by the appropriate governmental authority of the state of its organization or incorporation.

                           (ii) RESOLUTIONS. Copies of the resolutions taken by
                  the directors of the Borrowers and the Guarantors approving and adopting the Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary as of the Closing Date to be true and correct and in full force and effect as of such date.

                           (iii) BYLAWS. A copy of the bylaws or memorandum of
                  association, as the case may be, of the Borrowers and the Guarantors certified by a secretary or assistant secretary as of the Closing Date to be true and correct and in full force and effect as of such date.

                           (iv) GOOD STANDING. Copies of (A) certificates of
                  good standing, existence or its equivalent with respect to the Borrowers and the Guarantors certified as of a recent date by the appropriate governmental authorities of the state of incorporation and each other state in which the failure to so qualify and be in good standing would have a material adverse effect on the business or operations of the Borrowers or the Guarantors in such state and (B) a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

                  (d) OFFICER'S CERTIFICATE. The Administrative Agent shall have received a certificate of a duly authorized secretary or assistant secretary of each of the Borrowers and the Guarantors dated the Closing Date, substantially in the form of SCHEDULE 4.1(D) with appropriate insertions and attachments.

                  (e) LEGAL OPINION OF COUNSEL. The Administrative Agent shall have received, with a copy for each Lender, opinions of various counsel for the Borrowers and the Guarantors, dated the Closing Date and addressed to the Administrative Agent and the Lenders, in form and substance satisfactory to Administrative Agent and the Lenders.

                  (f) COMPLIANCE AND SOLVENCY CERTIFICATES. The Administrative Agent shall have received from an Authorized Signatory (i) a certificate regarding the accuracy of representations and warranties and the absence of Defaults, in form reasonably acceptable to the Administrative Agent, and (ii) a solvency certificate substantially in the form of SCHEDULE 4.1(F)(II), demonstrating the solvency of the Borrowers and each of the Guarantors.

                  (g) FEES. The Agent shall have received all fees owing to each of them pursuant to the Commitment Letter.

                  (h) LITIGATION. There shall not exist any (i) order, decree, judgment, ruling or injunction which restrains the consummation of the acquisition of the Acquired Assets in the manner contemplated by the Purchase Agreement or (ii) any pending or threatened action, suit, investigation or proceeding against the Borrowers or any Guarantor that would have or would reasonably be expected to have a Material Adverse Effect.

                  (i) STOCK DISTRIBUTION AND ACQUISITION OF ACQUIRED ASSETS. The Stock Distribution shall be consummated and the Acquired Assets shall be acquired by Penton USA pursuant to the Combination Agreement no later than 5:00 p.m., Charlotte, North Carolina time on the Closing Date (except that the Lenders acknowledge that Penton USA may not have received a confirmed certificate of merger from the Secretary of State of the State of Illinois by such time).

                  (j) NOTICE OF ACCOUNT DESIGNATION. The Borrowers shall have executed and delivered to the Administrative Agent a Notice of Account Designation.

                  (k) SOURCES AND USES; PAYMENT INSTRUCTIONS. The Borrowers shall have delivered to the Agent (i) a statement of sources and uses of funds covering all payments reasonably expected to be made by the Borrowers in connection with the transactions contemplated by the Credit Documents to be consummated on the Closing Date, including an itemized estimate of all fees, expenses and other closing costs and
         (ii) payment instructions with respect to each wire transfer to be made by the Agent on behalf of the Lenders or the Borrowers on the Closing Date setting forth the amount of such transfer, the purpose of such transfer, the name and number of the account to which such transfer is to be made, the name and ABA number of the bank or other financial institution where such account is located and the name and telephone number of an individual that can be contacted to confirm receipt of such transfer.

                  (l) ADDITIONAL MATTERS. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

         4.2      CONDITIONS TO ALL LOANS.

         The obligation of each Lender to make any Loan hereunder (including the initial Loans to be made hereunder) is subject to the satisfaction of the following conditions precedent on the date of making such Loan:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Borrowers and the Subsidiaries herein or which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct in all material respects on and as of the date of such Loan as if made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date).

                  (b) NO DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loan to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Agreement.

                  (c) ADDITIONAL CONDITIONS TO REVOLVING LOANS. If a Loan is made pursuant to Section 2.1, all conditions set forth therein shall have been satisfied.

                  (d) ADDITIONAL CONDITIONS TO FOREIGN CURRENCY LOANS. If a Loan is made pursuant to Section 2.2, all the conditions set forth therein shall have been satisfied.

         Each request for a Loan and each acceptance by the Borrowers of a Loan shall be deemed to constitute a representation and warranty by the Borrowers as of the date of such Loan that the applicable conditions in paragraphs (a), (b),
(c) and (d) have been satisfied.


                        SECTION 5. AFFIRMATIVE COVENANTS

         The Borrowers hereby covenant and agree that on the Closing Date, and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Note remains outstanding and unpaid, and the Loans, together with interest, fees and all other amounts owing to the Administrative Agent or any Lender hereunder, are paid in full, the Borrowers shall, and shall cause each of their Subsidiaries, to:

         5.1      FINANCIAL STATEMENTS.

         Furnish to the Administrative Agent and each of the Lenders:

                  (a) ANNUAL FINANCIAL STATEMENTS. As soon as available, but in any event within 90 days after the end of each fiscal year of Penton USA, a copy of the consolidated balance sheet of Penton USA and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows of Penton USA and its consolidated Subsidiaries for such year, audited by Price Waterhouse LLP or any other firm of independent certified public accountants of nationally recognized standing reasonably acceptable to the Majority Lenders, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification; and

                  (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of Penton USA, a company-prepared consolidating balance sheet of Penton USA and its consolidated Subsidiaries as at the end of such period and related company-prepared statements of income and retained earnings and of cash flows for Penton USA and its consolidated Subsidiaries for such quarterly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form consolidating figures for the corresponding period or periods of (i) the preceding fiscal year and (ii) the annual budget plan (subject in each case to normal recurring year-end audit adjustments);

                  (c) ANNUAL BUDGET PLAN. As soon as available, but in any event no more than 30 days after the end of fiscal year December 31, 1998 and each fiscal year thereafter, a copy of the detailed annual budget or plan for the next fiscal year set out by fiscal quarter, in form and detail reasonably acceptable to the Administrative Agent and the Majority Lenders, together with a summary of the material assumptions made in the preparation of the budget or plan;

all such financial statements to include a breakdown by lines of business to fairly present in all material respects the financial condition and results from operations of the entities and for the periods specified (subject, in the case of interim statements, to normal recurring year-end audit adjustments) and to be prepared in reasonable detail and, in the case of the annual and quarterly financial statements provided in accordance with subsections (a) and (b) above, in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by such accountants or Authorized Signatory, as the case may be, and disclosed therein) and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change in the application of accounting principles as provided in Section 1.3.

         5.2      CERTIFICATES; OTHER INFORMATION.

         Furnish to the Administrative Agent and each of the Lenders:

                  (a) ACCOUNTANT'S CERTIFICATE. Concurrently with the delivery of the financial statements referred to in Section 5.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (b) COMPLIANCE CERTIFICATE. Concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and 5.1(b) above, a certificate of an Authorized Signatory stating that, to the best of such Authorized Signatory's knowledge, the Borrowers and the Subsidiaries during such period observed or performed in all material respects all of their covenants and other agreements, and satisfied in all material respects every material condition, contained in this Agreement to be observed, performed or satisfied by them, and that such Authorized Signatory has obtained no knowledge of any Default or Event of Default except as specified in such certificate and such certificate shall include the calculations required to indicate compliance with
         Section 5.9 and information as to Restricted Payments made in the applicable period in accordance with Section 6.11;

                  (c) OTHER INFORMATION. Promptly, such additional financial and other information as the Administrative Agent, on behalf of any Lender, may from time to time reasonably request.

         5.3      PAYMENT OF OBLIGATIONS.

         Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, in accordance with industry practice (subject, where applicable, to specified grace periods) all obligations in excess of $1,000,000 of whatever nature and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such obligations, except when the amount or validity of such obligations and costs is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Borrowers or their Subsidiaries, as the case may be.

         5.4      CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE.

         Preserve, renew and keep in full force and effect its company, corporate or partnership existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; comply with all Contractual Obligations and Requirements of Law applicable to it except to the extent that failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

         5.5      MAINTENANCE OF PROPERTY; INSURANCE.

         Keep all material property useful and necessary in its business in reasonably good working order and condition (ordinary wear and tear and obsolescence excepted); maintain with financially sound and reputable insurance companies insurance on all its material property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

         5.6      INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS.

         Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all applicable Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities; and permit, during regular business hours and upon reasonable notice by the Administrative Agent or any Lender (unless a Default or Event of Default shall have occurred and be continuing, (i) any one inspection in a twelve-month period by the Administrative Agent to be at the Borrowers' expense, and (ii) any such inspection by any Lender to be at such Lender's expense), to visit and inspect any of its properties and examine and make abstracts from any of its books and records (other than materials protected by the attorney-client privilege and materials which the Borrowers may not disclose without violation of a confidentiality obligation binding upon it) at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Borrowers and their Subsidiaries with officers and employees of the Borrowers and their Subsidiaries and with its independent certified public accountants.

         5.7      CERTAIN NOTICES.

         Give notice to the Administrative Agent (which shall promptly transmit such notice to each Lender) of:

                  (a) within five Business Days after either of the Borrowers knows of the occurrence of any material Default or Event of Default;

                  (b) promptly, any default or event of default under any Contractual Obligation of the Borrowers or any Subsidiary which would reasonably be expected to have a Material Adverse Effect;

                  (c) promptly, any litigation, or any investigation or proceeding known to either of the Borrowers, affecting either of the Borrowers or any Subsidiary which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

                  (d) as soon as possible and in any event within 30 days after either of the Borrowers knows: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or a Borrower, any Subsidiary or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

                  (e) promptly, any other development or event which would reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Authorized Signatory setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

         5.8      ENVIRONMENTAL LAWS.

                  (a) Comply in all material respects with, and take reasonable actions to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and take reasonable actions to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

                  (b) Conduct and complete any investigations, studies, sampling and testing, and any remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate actions and the failure to do or the pendency of such actions would not reasonably be expected to have a Material Adverse Effect; and

                  (c) Defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrowers, their Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Notes and all other amounts payable hereunder.

         5.9      FINANCIAL COVENANTS.

                  (a) LEVERAGE RATIO. The Borrowers will maintain, as of the end of each fiscal quarter, a Leverage Ratio of not greater than 3.5 to 1.0.

                  (b) INTEREST COVERAGE RATIO. The Borrowers will maintain, as of the end of each fiscal quarter, an Interest Coverage Ratio of greater than 2.5 to 1.0.

         5.10     COVENANTS REGARDING PATENTS, TRADEMARKS AND COPYRIGHTS.

                  (a) The Borrowers shall notify the Administrative Agent promptly if it knows or has reason to know that any application, letters patent or registration relating to any Patent, Trademark or Copyright which is material to the business of the Borrowers and their Subsidiaries taken as a whole may become abandoned, or of any material adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court) regarding the Borrowers' or such other Subsidiary's ownership of any Patent, Trademark or Copyright which is material to the business of the Borrowers and their Subsidiaries taken as a whole, its right to patent or register the same, or to enforce, keep and maintain the same.

                  (b) The Borrowers will take all necessary actions, including, without limitation, in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, to maintain each letters patent for the Patents or registration of the Trademarks and Copyrights which are material to the business of the Borrowers and their Subsidiaries taken as a whole, including, without limitation, payment of maintenance fees, filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings.

                  (c) In the event that any Trademark, Copyright or Patent is infringed, misappropriated or diluted by a third party, the Borrowers shall notify the Administrative Agent promptly after it learns thereof and shall, unless the Borrowers or the relevant Subsidiary, as the case may be, shall reasonably determine that such Trademark, Copyright or Patent is not material to the business of the Borrowers and their Subsidiaries taken as a whole, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as the Borrowers or such Subsidiary, as the case may be, shall reasonably deem appropriate under the circumstances to protect such Trademark, Copyright or Patent.

         5.11     FEES, ETC.

         Pay to the Agent the fees and comply with the other agreements provided for in the Commitment Letter.

         5.12     SUBSIDIARIES.

         In the event either of the Borrowers shall acquire or otherwise obtain any Subsidiary on or after the Closing Date, such Borrower shall promptly notify the Administrative Agent of the existence of such Subsidiary, shall provide the Administrative Agent with the information required by Section 3.12 with respect thereto and shall cause such Subsidiary to enter into and deliver to the Administrative Agent on behalf of the Lenders a Joinder Agreement in the form of SCHEDULE 5.12 attached hereto. In connection therewith, such Borrower shall cause the Subsidiary to deliver to the Administrative Agent on behalf of the Lenders certified organizational documents, evidences of authority and opinion letters customary and usual for transactions of the type contemplated by this Agreement and to take such other action in connection therewith as the Administrative Agent may reasonably require.

         5.13     PAYMENT OF TAXES AND OTHER INDEBTEDNESS.

         Each of the Borrowers will, and will cause each of its Subsidiaries to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent; PROVIDED, HOWEVER, that the Borrowers and their Subsidiaries shall not be required to pay any such tax, assessment, charge or levy which is being contested in good faith by appropriate proceedings and as to which adequate accruals therefor have been established in accordance with GAAP, unless the failure to make any such payment (a) would give rise to an immediate right to foreclose on a Lien securing such amounts or (b) would have a Material Adverse Effect.

         5.14     YEAR 2000 COMPATIBILITY.

         The Borrowers will take as soon as reasonably practicable all actions reasonably necessary to assure that the Credit Parties' computer based systems are able to operate with respect to and effectively process data which includes dates on and after January 1, 2000. At the request of the Administrative Agent, the Credit Parties shall provide reasonable assurances satisfactory to the Administrative Agent of the Credit Parties' Year 2000 compatibility.


                          SECTION 6. NEGATIVE COVENANTS

         The Borrowers hereby covenant and agree that on the Closing Date, and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Note remains outstanding and unpaid and the Loans, together with interest, Commitment Fees and all other amounts owing to the Administrative Agent or any Lender hereunder, are paid in full.

         6.1      INDEBTEDNESS.

         The Borrowers will not, nor will they permit any Subsidiary to, contract, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness arising or existing under this Agreement and the other Credit Documents;

                  (b) other Indebtedness existing as of the Closing Date as set forth in SCHEDULE 6.1(B)) and renewals, refinancings or extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension;

                  (c) unsecured intercompany Indebtedness among the Borrowers and the Guarantors;

                  (d) Capital Leases and purchase money indebtedness for the financing of equipment which, in the aggregate principal amount at any time, do not exceed $5,000,000;

                  (e) other unsecured Indebtedness, so long no Default or Event of Default then exists or would exist after giving effect to the incurrence thereof; PROVIDED, HOWEVER, that no such Indebtedness shall be incurred if the aggregate amount of all such Indebtedness outstanding would exceed $20,000,000 unless (A) the Borrowers demonstrate to the reasonable satisfaction of the Majority Lenders that the Borrowers will be in pro forma compliance with all of the terms and provisions of this Agreement after giving effect to the incurrence thereof, and (B) the terms and provisions of such Indebtedness are satisfactory to the Majority Lenders;

                  (f) obligations of the Borrowers or any Subsidiary in respect of Interest Protection Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes;

                  (g) Guaranty Obligations permitted by Section 6.3;

                  (h) Indebtedness of any Person that becomes a Subsidiary of either Borrower after the date hereof pursuant to a Permitted Acquisition, PROVIDED that such Indebtedness was not incurred solely in contemplation of such Person becoming a Subsidiary of such Borrower; and

                  (i) Indebtedness of the Borrowers to the former shareholders of DM Publishing relating to contingent payment obligations as contemplated by the Combination Agreement.

         6.2      LIENS.

         The Borrowers will not, nor will they permit any Subsidiary to, contract, create, incur, assume or permit to exist any Lien with respect to any of their respective property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens.

         6.3      GUARANTY OBLIGATIONS.

         The Borrowers will not, nor will they permit any Subsidiary to, enter into or otherwise become or be liable in respect of any Guaranty Obligations (excluding specifically therefrom endorsements in the ordinary course of business of negotiable instruments for deposit or collection) other than (i) those in favor of the Lenders in connection herewith, (ii) Guaranty Obligations by the Borrowers or their Subsidiaries of other Indebtedness permitted under
Section 6.1 (except, as regards Indebtedness under subsection (b) thereof, only if and to the extent such Indebtedness was guaranteed on the Closing Date), and
(iii) other unsecured Guaranty Obligations which do not exceed $10,000,000 at any time outstanding.

         6.4      LINES OF BUSINESS.

         The Borrowers will not, nor will they permit any of their Subsidiaries to, alter their line or lines of business activity if as a result thereof the Borrowers and their Subsidiaries would not be predominantly engaged in the business of (a) the publishing of business magazines, (b) the dissemination of market research and data service, (c) the provision of electronically distributed subscription information services, (d) the publication of business newsletters, (e) the provision of electronic newsletter content services (f) the provision of the marketing programs, (g) printing magazines and other publications, (h) operating trade shows and conferences and (i) the providing of all updated, functional extensions and additional lines of business reasonably compatible with and related to (a) - (h) above.

         6.5      CONSOLIDATION, MERGER, SALE OR PURCHASE OF ASSETS, ETC.

         The Borrowers will not, nor will they permit any Subsidiary to,

                  (a) dissolve, liquidate or wind up its affairs, sell, transfer, lease or otherwise dispose of all or any substantial part of its property or assets outside of the ordinary course of business or agree to do so at a future time except the following, without duplication, shall be expressly permitted:

                           (i) Specified Sales;

                           (ii) the sale, transfer, lease or other disposition
                  of property or assets not in the ordinary course of business (other than Specified Sales), where and to the extent that they are the result of a Recovery Event or otherwise and the net proceeds therefrom are used to repair or replace damaged property or to purchase or otherwise acquire new assets or property provided that such purchase or acquisition is committed to within 90 days of receipt of the net proceeds and such purchase or acquisition is consummated within 180 days of such receipt;

                           (iii) the sale, transfer, lease or other disposition
                  of property or assets to the Borrowers or any Guarantor; and

                           (iv) the sale of the stock or all or substantially
                  all of the assets of Curtin & Pease/Peneco, Inc.

As used herein, "SUBSTANTIAL PART" shall mean business, property or assets which have contributed

                           (x) 20% or more, in any instance, or

                           (y) 30% or more, when aggregated with all other such
                  sales or dispositions which have occurred within a period of one year,

of Consolidated Adjusted EBITDA for the four (4) consecutive fiscal quarters most recently ending prior to the date thereof; or

                  (b) purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) all or any substantial part of the property or assets of any Person (other than purchases or other acquisitions of inventory, leases, materials, property and equipment in the ordinary course of business, except as otherwise limited or prohibited herein), or enter into any merger or consolidation, except for (i) investments or acquisitions permitted pursuant to Section 6.6, (ii) the acquisition of the Acquired Assets,
         (iii) acquisitions of types of businesses permitted to be engaged in by the Borrowers and their Subsidiaries pursuant to Section 6.4 (the "PERMITTED ACQUISITIONS") so long as with respect to the acquisition of each such business, (A) no Default or Event of Default then exists or would exist after giving effect thereto and (B) the Borrowers demonstrate to the reasonable satisfaction of the Majority Lenders that the Borrowers will be in pro forma compliance with all of the terms and provisions of this Agreement after giving effect thereto, (iv) the merger or consolidation of any Subsidiary into a Borrower or any Subsidiary, or a sale, transfer or lease of all or a substantial part of the properties of any Subsidiary (at fair value) to a Borrower or any Subsidiary and (v) the merger of any Person into a Borrower or any Subsidiary, PROVIDED that such Borrower or any Subsidiary shall be the surviving corporation, and in any such case no Default or Event of Default would exist after giving effect thereto.

         6.6      ADVANCES, INVESTMENTS AND LOANS.

         The Borrowers will not, nor will they permit any Subsidiary to, lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person except for Permitted Investments.

         6.7      TRANSACTIONS WITH AFFILIATES.

         Except (a) as permitted in subsection (vi) of the definition of Permitted Investments, (b) for the payments and issuances permitted by Section
6.8 and (c) for the payments permitted by

Section 6.11, the Borrowers will not, nor will they permit any Subsidiary to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder or Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder or Affiliate.

         6.8      OWNERSHIP OF SUBSIDIARIES.

         The Borrowers will not, nor will they permit any Subsidiary to, create, form or acquire a Subsidiary other than any Subsidiary acquired or formed to acquire assets in connection with any Permitted Acquisition, provided such Subsidiary guarantees all of the Obligations of the Borrowers hereunder on terms reasonably satisfactory to the Administrative Agent. Further, the Borrowers will not, nor will they permit any of its Subsidiaries to, issue, sell, transfer, pledge or otherwise dispose of any partnership interests, limited liability company interest, shares of capital stock or other equity or ownership interests ("EQUITY INTERESTS") in themselves or in any of their Subsidiaries, except (a) Equity Interests that are issued, sold or transferred to either of the Borrowers or a wholly-owned Subsidiary of a Borrower, (b) in connection with a transaction permitted under Section 6.5 and (c) in connection with the Stock Distribution.

         6.9      FISCAL YEAR.

         The Borrowers will not, nor will they permit any Subsidiary to, change its fiscal year other than a change in fiscal year by any Subsidiary to match the fiscal year of the Borrowers.

         6.10     PREPAYMENTS OF INDEBTEDNESS, ETC.

         Neither the Borrowers nor any of their Subsidiaries will (a) after the issuance thereof, amend or modify (or permit the amendment or modification of), if materially adverse to the interests of the Lenders (including, without limitation, any acceleration or shortening of amortization of principal thereof, or modification of the terms of subordination relating thereto), any of the terms of any Consolidated Total Funded Debt (other than any Indebtedness permitted by Section 6.1(e)), or (b) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due) or exchange of any Consolidated Total Funded Debt (other than any Indebtedness permitted by Section 6.1(e)).

         6.11     RESTRICTED PAYMENTS.

         The Borrowers will not, nor will they permit any of its Subsidiaries which are not wholly-owned to, make any Restricted Payment; PROVIDED, HOWEVER,
(a) any Subsidiary of a Borrower may make Restricted Payments to such Borrower,
(b) a Borrower may pay customary and reasonable fees to Affiliates of such Borrower for consulting and other financial and advisory services provided by such Affiliates, (c) Penton USA may pay ordinary dividends on its common stock to its stockholders so long as no Default or Event of Default hereunder exists immediately prior to or after the payment of any such dividend and (d) the Borrowers may make the contingent payments contemplated by the Combination Agreement and the Contingent Convertible Loan Notes and the Vendor's Convertible Loan Note listed on SCHEDULE 6.1(B).

         6.12     PARTNERSHIP AND CORPORATE DOCUMENTS.

         The Borrowers will not, nor will they permit any of their Subsidiaries to, amend or otherwise modify their articles of limited partnership, limited liability limited partnership, incorporation, limited liability company or other similar organizational or charter document, or their limited partnership agreement, limited liability limited partnership agreement, limited liability company agreement, bylaws, operating agreement or other similar governing document or the Combination Agreement in a manner which is adverse to the interest of the Lenders, without the prior written consent of the Administrative Agent and the Majority Lenders, which consent will not be unreasonably withheld.


                          SECTION 7. EVENTS OF DEFAULT

         Upon the occurrence of any of the following events:

                  (a) (i) The Borrowers shall fail to pay any principal on any Note when due in accordance with the terms thereof or hereof; or (ii) the Borrowers shall fail to pay any interest on any Note or any fee or other amount payable hereunder when due in accordance with the terms thereof or hereof and such failure shall continue unremedied for five
         (5) Business Days; or

                  (b) Any representation or warranty made by the Borrowers or any Subsidiary of the Borrowers herein or in any of the other Credit Documents or which is contained in any certificate, document or financial or other statement prepared and furnished by the Borrowers or any of the Borrowers' Subsidiaries at any time under or in connection with this Agreement shall prove to have been incorrect, false or misleading in any material respect on or as of the date made or deemed made; or

                  (c) The Borrowers shall

                           (i) default in the due performance or observance of
                  Section 5.7(a), Section 5.9, or Sections 6.1 through 6.13 or

                           (ii) default in any material respect in the
                  observance or performance of any other term, covenant or agreement contained in this Agreement (other than as described in Sections 7(a) or 7(c)(i) above) or any of the other Credit Documents, and such default shall continue unremedied for a period of 15 days or more after the earlier of any officer of the Borrowers becoming aware of such default or the receipt by the Borrowers of written notice from the Administrative Agent thereof; or

                  (d) The Borrowers or any of the Borrowers' Subsidiaries shall
         (i) default in any payment of principal of or interest on any Indebtedness (other than the Notes) in a principal amount outstanding of at least $1,000,000 in the aggregate for the Borrowers and the Borrowers' Subsidiaries or in the payment of any matured Guarantee Obligation in a principal amount outstanding of at least $1,000,000 in the aggregate for the Borrowers and the Borrowers' Subsidiaries beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or
         (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness in a principal amount outstanding of at least $1,000,000 in the aggregate for the Borrowers and the Borrowers' Subsidiaries or Guarantee Obligation in a principal amount outstanding of at least $1,000,000 in the aggregate for the Borrowers and the Borrowers' Subsidiaries or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

                  (e) (i) The Borrowers or any of the Borrowers' Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrowers or any of the Borrowers' Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrowers or any of the Borrowers' Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrowers or any of the Borrowers' Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrowers or any of the Borrowers' Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrowers or any of the

         Borrowers' Subsidiaries shall admit in writing its inability to, pay its debts as they become due; or

                  (f) One or more judgments or decrees shall be entered against the Borrowers or any of the Borrowers' Subsidiaries involving in the aggregate a liability (to the extent not paid when due or covered by insurance) of $1,000,000 or more and all such judgments or decrees shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (g) (i) The Borrowers, any Subsidiary of the Borrowers or any Commonly Controlled Entity shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, other than a transaction for which a statutory exemption is available or an administrative exemption has been obtained, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan or any Lien in favor of the PBGC or a Single Employer Plan shall arise on the assets of the Parent, the Borrowers or any of the Borrowers' Subsidiaries or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a Trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, or (v) the Parent, the Borrowers or any of the Borrowers' Subsidiaries or any Commonly Controlled Entity shall, or in the reasonable opinion of the Majority Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, any Multiemployer Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, could have a Material Adverse Effect; or

                  (h) Any other Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders the rights, powers and privileges purported to be created thereby and such failure shall have a material adverse effect on the rights and remedies of the Administrative Agent or the Lenders thereunder; or

                  (i) A Change of Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (e) above, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon), and all other amounts under the Credit Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the written consent of the Majority Lenders, the Administrative Agent may, or upon the written request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrowers declare the Commitments to be


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terminated forthwith, whereupon the Commitments shall immediately terminate; and
(ii) with the written consent of the Majority Lenders, the Administrative Agent may, or upon the written request of the Majority Lenders, the Administrative Agent shall, by notice of default to the Borrowers, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 7, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                       SECTION 8. THE ADMINISTRATIVE AGENT

         8.1      APPOINTMENT.

         Each Lender hereby irrevocably designates and appoints First Union National Bank as the Administrative Agent of such Lender under this Agreement, and each such Lender irrevocably authorizes First Union National Bank, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other Credit Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

         8.2      DELEGATION OF DUTIES.

         The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to rely on advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Without limiting the foregoing, the Administrative Agent may appoint an affiliate as its agent to perform the functions of the Administrative Agent hereunder relating to the advancing of funds to the Borrowers and distribution of funds to the Lenders and to perform such other related functions of the Administrative Agent hereunder as are reasonably incidental to such functions. No such appointment shall relieve the Administrative Agent of its responsibilities hereunder.

         8.3      EXCULPATORY PROVISIONS.

         Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrowers or


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

any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Credit Documents or for any failure of the Borrowers to perform their Obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance by the Borrowers of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrowers.

         8.4      RELIANCE BY ADMINISTRATIVE AGENT.

         The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless (a) a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent and (b) the Administrative Agent shall have received the written agreement of such assignee to be bound hereby as fully and to the same extent as if such assignee were an original Lender party hereto, in each case in form satisfactory to the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Credit Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         8.5      NOTICE OF DEFAULT.

         The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to each of the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Majority Lenders, including, without limitation, exercise of remedies and initiation of litigation; PROVIDED, HOWEVER, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking


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

such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         8.6      NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS.

         Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representation or warranty to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrowers which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         8.7      INDEMNIFICATION.

         The Lenders agree to indemnify the Administrative Agent in its capacity hereunder (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this subsection, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of any Credit Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; PROVIDED, HOWEVER, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the Administrative Agent's gross negligence or willful misconduct. The agreements in this


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

subsection shall survive the termination of this Agreement and payment of the Notes and all other amounts payable hereunder.

         8.8      ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY.

         The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though the Administrative Agent were not the Administrative Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         8.9      SUCCESSOR ADMINISTRATIVE AGENT.

         The Administrative Agent may resign or be removed as Administrative Agent upon 30 days' prior notice to the Borrowers and the Lenders. The Administrative Agent may be removed by the written consent of the Majority Lenders. If the Administrative Agent shall resign or be removed as Administrative Agent under this Agreement and the Notes, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrowers, or if the Majority Lenders cannot agree on a successor within 30 days from the notice of resignation by the Administrative Agent, the Administrative Agent, with the approval of the Borrowers, may appoint a bank or trust company with capital and surplus of at least $500,000,000 as successor Administrative Agent within 30 days thereafter, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Administrative Agent's resignation or renewal as Administrative Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. Resignation by the Administrative Agent shall become effective upon appointment of, and acceptance by, a successor Administrative Agent, or the passage of the applicable periods without appointment of a successor.


                            SECTION 9. MISCELLANEOUS

         9.1      AMENDMENTS, WAIVERS AND RELEASE OF COLLATERAL.

         Neither this Agreement, nor any of the Notes, nor any of the other Credit Documents, nor any terms hereof or thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this subsection. The Majority Lenders affected thereby may,


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

or, with the written consent of the Majority Lenders affected thereby, the Administrative Agent may, from time to time, (a) enter into with the Borrowers written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or (b) waive, on such terms and conditions as the Majority Lenders may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, waiver, supplement, modification or release shall (i) reduce the amount or extend the scheduled final date of maturity of any Loan or Note or any installment thereon, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the written consent of each Lender directly affected thereby, or (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Majority Lenders, or consent to the assignment or transfer by the Borrowers of any of its rights and obligations under this Agreement, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Section 8 without the written consent of the then Administrative Agent, or (iv) release all or substantially all of the collateral, if any, or any Guarantor, without the written consent of all of the Lenders except to the extent such releases are provided for in this Agreement or the other Credit Documents, including, without limitation, pursuant to Section 6.5(a) hereof. Any such waiver, any such amendment, supplement or modification and any such release shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the Borrowers, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Loans and Notes and other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         9.2      NOTICES.

         Except as otherwise provided in Section 2, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) when delivered by hand, (b) when transmitted via telecopy (or other facsimile device) on a Business Day between the hours of 10:00 A.M. and 7:00 P.M. (EST or EDT, as appropriate) (or on the following Business Day if sent after 7:00 P.M.) to the number set out herein, (c) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case, addressed as follows in the case of the Borrowers and the Administrative Agent, and as set forth on SCHEDULE 2.1(A) in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

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

         The Borrowers:             Penton Media, Inc.
                                    Penton Media Limited
                                    1110 Superior Avenue
                                    Cleveland, Ohio  44114
                                    Attn:  Joseph NeCastro, CFO
                                    Telecopier: (216) 696-1752
                                    Telephone:  (216) 931- 9770

         With a copy to:            Preston Vice, SVP and Secretary
                                    Penton Media, Inc.
                                    1110 Superior Avenue
                                    Cleveland, Ohio  44114
                                    Telecopier: (216) 696-1752
                                    Telephone:  (216) 931- 9581

         The Administrative
         Agent:                     First Union National Bank
                                    One First Union Center, TW-4
                                    Charlotte, North Carolina  28288-0608
                                    Attn:  Doug Burnett, Agency Services
                                    Telecopier: (704) 383-0288
                                    Telephone:  (704) 374-2698

         With a copy (other than funding notices) to:

                                    First Union Capital Markets Group
                                    One First Union Center, DC-5
                                    Charlotte, North Carolina  28288-0735
                                    Attn:  George Cole, Managing Director
                                    Telecopier: (704) 374-4105
                                    Telephone:  (704) 374-4092

         9.3      NO WAIVER; CUMULATIVE REMEDIES.

         No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.



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

         9.4      SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans, PROVIDED that all such representations and warranties shall terminate on the date upon which the Commitments have been terminated and all amounts owing hereunder and under any Notes have been paid in full.

         9.5      PAYMENT OF EXPENSES AND TAXES.

         The Borrowers agree (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, the Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, together with the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and to the Lenders (including reasonable allocated costs of in-house legal counsel), and (c) on demand, to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Credit Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their affiliates harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of the Credit Documents and any such other Documents and the use, or proposed use, of proceeds of the Loans (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED, HOWEVER, that the Borrowers shall not have any obligation hereunder to the Administrative Agent or any Lender with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Administrative Agent or any such Lender, (ii) legal proceedings commenced against the Administrative Agent or any such Lender by any security holder or creditor thereof arising out of and based upon rights afforded such security holder or creditor solely in its capacity as such, (iii) legal proceedings commenced against the Administrative Agent or any Lender by any other Lender or the Administrative Agent or its participants or (iv) a breach of any of the Credit Documents by the Lenders. The agreements in this subsection shall survive repayment of the Loans, Notes and all other amounts payable hereunder.

         9.6      SUCCESSORS AND ASSIGNS; PARTICIPATIONS; PURCHASING LENDERS.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrowers may not assign or transfer any of its rights or obligations under this Agreement or the other Credit Documents without the prior written consent of each Lender.

                  (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender, or any other interest of such Lender hereunder, PROVIDED, HOWEVER, that in the case of any Participant that is not a bank or savings and loan association, no transaction described in this Section 9.6(b) may be consummated until such Participant demonstrates to the reasonable satisfaction of the Borrowers that such transaction will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. No Lender shall transfer or grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final maturity of any Loan or
         Note in which such Participant is participating, or reduce the stated rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of interest at the increased post-default rate) or reduce the principal amount thereof, or increase the amount of the Participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without consent of any Participant if the Participant's participation is not increased as a result thereof), (ii) except as otherwise expressly provided in a Credit Document, release all or substantially all of the collateral, if any, or (iii) consent to the assignment or transfer by the Borrowers of any of its rights and obligations under this Agreement. In the case of any such participation, the Participant shall not have any rights under this Agreement or any of the other Credit Documents (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation, PROVIDED that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 9.5 with respect to its participation in the Commitments and the Loans outstanding from time to time; PROVIDED, that no

         Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell or assign to any Lender or any affiliate thereof and, with the consent of the Administrative Agent, and, so long as no Event of Default has occurred and is continuing, with the consent of the Borrowers (in each case, which consent shall not be unreasonably withheld), to one or more additional banks or financial institutions ("PURCHASING LENDERS"), all or any part of its rights and obligations under this Agreement and the Notes in minimum amounts of $5,000,000 and minimum increments of $1,000,000 in excess thereof (or, if less, the entire amount of such Lender's obligations) if the Purchasing Lender is not a Lender hereunder, or with no minimum amount if the Purchasing Lender is a Lender hereunder, pursuant to a Commitment Transfer Supplement, executed by such Purchasing Lender, such transferor Lender (and, in the case of a Purchasing Lender that is not then a Lender or an affiliate thereof, by the Administrative Agent and, so long as no Event of Default has occurred and is continuing, by the Borrowers), and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that at no time shall there be more than a total of five (5) Lenders. Each such assignment must be of a constant, not varying, percentage of all of such Lender's rights and obligations hereunder. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date specified in such Commitment Transfer Supplement, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Notes. On or prior to the Transfer Effective Date specified in such Commitment Transfer Supplement, the Borrowers shall execute and deliver to the Administrative Agent in exchange for the Note delivered to the Administrative Agent pursuant to such Commitment Transfer Supplement a new Note to the order of such Purchasing Lender in an amount equal to the Commitment assumed by it pursuant to such Commitment Transfer Supplement and, unless the transferor Lender has not retained a Commitment hereunder, a new Note to the order of the transferor Lender in an amount equal to the Commitment retained by it hereunder. Such new Note shall be dated the Closing Date and shall otherwise be in the form of the Note replaced thereby. The Note surrendered by the transferor Lender shall be returned by the Administrative Agent to the Borrowers marked "canceled".

                  (d) The Administrative Agent shall maintain at its address referred to in Section 9.2 a copy of each Commitment Transfer Supplement delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of a Commitment Transfer Supplement executed by a transferor Lender and a Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an affiliate thereof, by the Administrative Agent and, so long as no Event of Default has occurred and is continuing, by the Borrowers) together with payment to the Administrative Agent (by the transferor Lender or the Purchasing Lender, as agreed between them) of a registration and processing fee of $3,000 for each Purchasing Lender listed in such Commitment Transfer Supplement, and the Notes subject to such Commitment Transfer Supplement, the Administrative Agent shall (i) accept such Commitment Transfer Supplement, (ii) record the information contained therein in the Register and (iii) give prompt notice of such acceptance and recordation to the Lenders and the Borrowers.

                  (f) The Borrowers authorize each Lender to disclose to any Participant or Purchasing Lender (each, a "TRANSFEREE") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrowers and their Affiliates which has been delivered to such Lender by or on behalf of the Borrowers pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrowers in connection with such Lender's credit evaluation of the Borrowers and its Affiliates prior to becoming a party to this Agreement; in each case subject to Section 9.15.

                  (g) At the time of each assignment pursuant to this Section
         9.6 to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrowers and the Administrative Agent the appropriate Internal Revenue Service Forms described in Section 2.13.

                  (h) Nothing herein shall prohibit any Lender from pledging or assigning any of its rights under this Agreement (including, without limitation, any right to payment of principal and interest under any Note) to any Federal Reserve Bank in accordance with applicable laws.

         9.7      ADJUSTMENTS; SET-OFF.

                  (a) Each Lender agrees that if any Lender (a "BENEFITTED LENDER") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in clause (e) of
         Section 7, or otherwise) in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrowers agree that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                  (b) In addition to any rights and remedies of the Lenders provided by law (including, without limitation, other rights of set-off), each Lender shall have the right, without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon the occurrence of any Event of Default, to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrowers, or any part thereof in such amounts as such Lender may elect, against and on account of the obligations and liabilities of the Borrowers to such Lender hereunder and claims of every nature and description of such Lender against the Borrowers, in any currency, whether arising hereunder, under the Notes or under any documents contemplated by or referred to herein or therein, as such Lender may elect, whether or not such Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The aforesaid right of set-off may be exercised by such Lender against the Borrowers or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Borrowers, or against anyone else claiming through or against the Borrowers or any such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of


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

         set-off shall not have been exercised by such Lender prior to the occurrence of any Event of Default. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such set-off and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application.

         9.8      TABLE OF CONTENTS AND SECTION HEADINGS.

         The table of contents and the Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Agreement.

         9.9      COUNTERPARTS.

         This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrowers and the Administrative Agent.

         9.10     SEVERABILITY.

         Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         9.11     INTEGRATION.

         This Agreement, the Notes and the other Credit Documents represent the agreement of the Borrowers, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Borrowers or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the Notes. Upon execution and delivery of this Agreement, except with respect to the payment of Fees, the Commitment Letter shall cease to be of any further force and effect.

         9.12     GOVERNING LAW.

         This Agreement and the Notes and the rights and obligations of the parties under this Agreement and the Notes shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.



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

         9.13     CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

         All judicial proceedings brought against the Borrowers and/or any other Credit Party with respect to this Agreement, any Note or any of the other Credit Documents may be brought in the courts of the State of North Carolina in Mecklenburg County or of the United States for the Western District of North Carolina and, by execution and delivery of this Agreement, each of the Borrowers and the other Credit Parties accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement from which no appeal has been taken or is available. Each of the Borrowers and the other Credit Parties irrevocably agrees that all service of process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 9.2 or at such other address of which the Agent shall have been notified pursuant thereto, such service being hereby acknowledged by the each of the Borrowers and the other Credit Parties to be effective and binding service in every respect. Each of the Borrowers, the other Credit Parties, the Agent and the Lenders irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender or the Agent to bring proceedings against the Borrowers or the other Credit Parties in the court of any other jurisdiction.

         9.14     ARBITRATION.

                  (a) Notwithstanding the provisions of Section 9.13 to the contrary, upon demand of any party hereto, whether made before or after institution of any judicial proceeding (but in no event more than 90 days after the institution of any such judicial proceeding), any dispute, claim or controversy arising out of, connected with or relating to this Agreement and other Credit Documents ("Disputes") between or among parties to this Agreement shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims arising from Credit Documents executed in the future, or claims arising out of or connected with the transaction reflected by this Agreement.

                  Arbitration shall be conducted under and governed by the Commercial Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code as currently in effect. All arbitration hearings shall be conducted in Charlotte, North Carolina. A hearing shall begin within 90 days of demand for arbitration and all hearings shall be concluded within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then no more than a total extension of 60 days. The expedited procedures


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

         set forth in Rule 51 ET SEQ. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties hereto do not waive applicable Federal or state substantive law except as provided herein. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to Interest Rate Protection Agreements.

                  (b) Notwithstanding the preceding binding arbitration provisions, the Agent, the Lenders, the Borrowers and the other Credit Parties agree to preserve, without diminution, certain remedies that the Agent on behalf of the Lenders may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. The Agent on behalf of the Lenders shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable (i) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; and (ii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute. Any claim or controversy with regard to any party's entitlement to such remedies is a Dispute.

                  (c) The parties hereto agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

                  (d) By execution and delivery of this Agreement, each of the parties hereto accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction relating to any arbitration proceedings conducted under the Arbitration Rules in Charlotte, North Carolina and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement from which no appeal has been taken or is available.

         9.15     CONFIDENTIALITY.

         The Administrative Agent and each of the Lenders agrees that it will use reasonable and customary efforts not to disclose without the prior consent of the Borrowers (other than to its employees, Subsidiaries, Affiliates, auditors or counsel or to another Lender) any information with respect to the Borrowers and their Subsidiaries which is furnished pursuant to this Agreement, any other Credit Document or any documents contemplated by or referred to herein or therein and which is designated by the Borrowers to the Lenders in writing as confidential or as to which it is otherwise reasonably clear such information is not public, except that any Lender may disclose any such information (a) as has become generally available to the public


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

other than by a breach of this Section 9.15, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or the OCC or similar organizations (whether in the United States or elsewhere) or their successors or the National Association of Insurance Commissioners, (c) as may be required or appropriate in response to any summons or subpoena or any law, order, regulation or ruling applicable to such Lender or
(d) to any prospective Participant or assignee in connection with any contemplated transfer pursuant to Section 9.6, PROVIDED that such prospective transferee shall have been made aware of this Section 9.15 and shall have agreed to be bound by its provisions as if it were a party to this Agreement.

         9.16     ACKNOWLEDGMENTS.

         The Borrowers hereby acknowledge that:

                  (a) each has been advised by counsel in the negotiation, execution and delivery of each Credit Document;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to either of the Borrowers arising out of or in connection with this Agreement and the relationship between Administrative Agent and Lenders, on one hand, and the Borrowers, on the other hand, in connection herewith is solely that of debtor and creditor; and

                  (c) no joint venture exists among the Lenders or among either of the Borrowers and the Lenders.


                              SECTION 10. GUARANTY

         10.1     THE GUARANTY.

         In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by the Guarantors from the Loans hereunder, each of the Guarantors hereby agrees with the Administrative Agent and the Lenders as follows: each Guarantor hereby unconditionally and irrevocably jointly and severally guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all indebtedness of the Borrowers to the Administrative Agent and the Lenders and all other Obligations of the Borrowers and the other Credit Parties hereunder (excluding in the case of Penton USA, in its capacity as a Guarantor, any obligations of Penton USA under this Credit Agreement or the Notes, in its capacity as a Borrower). If any or all of the indebtedness of the Borrowers to the Administrative Agent and the Lenders becomes due and payable hereunder, each Guarantor unconditionally promises to pay such indebtedness to the Administrative Agent and the Lenders,


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

or order, on demand, together with any and all reasonable expenses which may be incurred by the Administrative Agent or the Lenders in collecting any of the indebtedness. The word "indebtedness" is used in this Section 10 in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of the Borrowers arising in connection with this Agreement, in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether the Borrowers may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable.

         Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

         10.2     BANKRUPTCY.

         Additionally, each of the Guarantors unconditionally and irrevocably guarantees jointly and severally the payment of any and all indebtedness of the Borrowers to the Lenders whether or not due or payable by the Borrowers upon the occurrence of any of the events specified in Section 7(a), and unconditionally promises to pay such indebtedness to the Administrative Agent for the account of the Lenders, or order, on demand, in lawful money of the United States. Each of the Guarantors further agrees that to the extent that the Borrowers or a Guarantor shall make a payment or a transfer of an interest in any property to the Administrative Agent or any Lender, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to the Borrowers or a Guarantor, the estate of the Borrowers or a Guarantor, a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

         10.3     NATURE OF LIABILITY.

         The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrowers whether executed by any such Guarantor, any other guarantor or by any other party, and no Guarantor's liability hereunder shall be affected or impaired by
(a) any direction as to application of payment by the Borrowers or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of the Borrowers, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or


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

increase, decrease or change in personnel by the Borrowers, or (e) any payment made to the Administrative Agent or the Lenders on the indebtedness which the Administrative Agent or such Lenders repay the Borrowers pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

         10.4     INDEPENDENT OBLIGATION.

         The obligations of each Guarantor hereunder are independent of the obligations of any other guarantor or the Borrowers, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other guarantor or the Borrowers and whether or not any other Guarantor or the Borrowers is joined in any such action or actions.

         10.5     AUTHORIZATION.

         Each of the Guarantors authorizes the Administrative Agent and each Lender without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the indebtedness or any part thereof in accordance with this Agreement, including any increase or decrease of the rate of interest thereon, (b) take and hold security from any guarantor or any other party for the payment of this Guaranty or the indebtedness and exchange, enforce waive and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their discretion may determine and (d) release or substitute any one or more endorsers, guarantors, the Borrowers or other obligors.

         10.6     RELIANCE.

         It is not necessary for the Administrative Agent or the Lenders to inquire into the capacity or powers of the Borrowers or the officers, directors, partners or Administrative Agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

         10.7     WAIVER.

                  (a) Each of the Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent or any Lender to (i) proceed against the Borrowers, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrowers, any other guarantor or any other party, or (iii) pursue any other remedy in the Administrative Agent's or any Lender's power whatsoever. Each of the Guarantors waives any defense based on or arising out of any defense of the Borrowers, any other guarantor or any other party other than payment in full of the indebtedness, including without limitation any defense based on or arising out of the disability of the Borrowers, any other guarantor or any other party, or the unenforceability of the indebtedness or any part thereof from any cause, or the cessation from any cause of the liability of the Borrowers other than payment in full of the indebtedness. The Administrative Agent or any of the Lenders may, at their election, foreclose on any security held by the Administrative Agent or a Lender by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent and any Lender may have against the Borrowers or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the indebtedness has been paid. Each of the Guarantors waives any defense arising out of any such election by the Administrative Agent and each of the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantors against the Borrowers or any other party or any security.

                  (b) Each of the Guarantors waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers' financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the indebtedness and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any Lender shall have any duty to advise such Guarantor of information known to it regarding such circumstances or risks.

                  (c) Each of the Guarantors hereby agrees it will not exercise any rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the U.S. Bankruptcy Code, or otherwise) to the claims of the Lenders against the Borrowers or any other guarantor of the indebtedness of the Borrowers owing to the Lenders (collectively, the "OTHER PARTIES") and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of this Guaranty until such time as the Loans hereunder shall have been paid and the Commitments have been terminated. Each of the Guarantors hereby further agrees not to exercise any right to enforce any other remedy which the Administrative Agent and the Lenders now have or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the indebtedness of the Borrowers and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Lenders to secure payment of the indebtedness of the Borrowers until such time as the Loans hereunder shall have been paid and the Commitments have been terminated.



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

         10.8     LIMITATION ON ENFORCEMENT.

         The Lenders agree that this Guaranty may be enforced only by the action of the Administrative Agent acting upon the instructions of the Majority Lenders and that no Lender shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Lenders upon the terms of this Agreement. The Lenders further agree that this Guaranty may not be enforced against any director, officer, employee or stockholder of the Guarantors.

         10.9     CONFIRMATION OF PAYMENT.

         The Administrative Agent and the Lenders will, upon request after payment of the indebtedness and obligations which are the subject of this Guaranty and termination of the commitments relating thereto, confirm to the Borrowers, the Guarantors or any other Person that such indebtedness and obligations have been paid and the commitments relating thereto terminated, subject to the provisions of Section 10.2.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by its proper and duly authorized officers as of the day and year first above written.

BORROWERS:                          PENTON MEDIA, INC.,
                                    A DELAWARE CORPORATION

                                    BY:   /S/ DANIEL J. RAMELLA
                                    NAME:  DANIEL J. RAMELLA
                                    TITLE: PRESIDENT AND CHIEF OPERATING OFFICER


                                    PENTON MEDIA LIMITED,
                                    AN ENGLISH LIMITED LIABILITY COMPANY

                                    BY:  /S/ DANIEL J. RAMELLA
                                    NAME:  DANIEL J. RAMELLA
                                    TITLE:  DIRECTOR


SUBSIDIARY GUARANTORS:              CURTIN & PEASE/PENECO, INC.
                                    A FLORIDA CORPORATION

                                    BY: /S/ DANIEL J. RAMELLA
                                    NAME:  DANIEL J. RAMELLA
                                    TITLE:  VICE PRESIDENT


                                    D-M ACQUISITION CORP.,
                                    AN ILLINOIS CORPORATION

                                    BY:  /S/ WILLIAM ZIMMERMAN
                                    NAME:  WILLIAN ZIMMERMAN
                                    TITLE:SECRETARY

AGENTS AND LENDERS:                 FIRST UNION NATIONAL BANK,
                                    AS ADMINISTRATIVE AGENT AND AS A LENDER

                                    BY:  /S/ BRUCE W. LOFTON
                                    NAME:  BRUCE W. LOFTON
                                    TITLE: SENIOR VICE PRESIDENT


                                    KEY CORPORATE CAPITAL INC.,
                                    AS CO-AGENT AND AS A LENDER

                                    BY: /S/ KENNETH J. KEELER
                                    NAME:  KENNETH J. KEELER
                                    TITLE:  SENIOR PORTFOLIO MANAGER